UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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Interface, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Interface, Inc.
2859 Paces Ferry Road, Suite 2000
Atlanta, Georgia 30339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Interface, Inc. (the “Company”) will be held on Thursday, May 21, 2009, at 3:00 p.m. Eastern Time, at the Vinings Club located at 2859 Paces Ferry Road, Atlanta, Georgia.  The purposes of the meeting are to consider and vote upon:

	Item	Recommended Vote
1.
The election of eleven members of the Board of Directors, five directors to be elected by the holders of the Company’s Class A Common Stock and six directors to be elected by the holders of the Company’s Class B Common Stock.
FOR

2.	A proposal to approve the Company’s Executive Bonus Plan.	FOR

3.	The ratification of the appointment of BDO Seidman, LLP as independent auditors for 2009.	FOR
4.	Such other matters as may properly come before the meeting and at any adjournments of the meeting.

The Board of Directors set March 13, 2009 as the record date for the meeting.  This means that only shareholders of record at the close of business on March 13, 2009 will be entitled to receive notice of and to vote at the meeting or any adjournments of the meeting.

The Board of Directors is using the attached Proxy Statement to solicit Proxies from shareholders.  Please promptly complete and return a Proxy Card or use telephone or Internet voting at your earliest convenience. Voting your Proxy in a timely manner will assure your representation at the annual meeting. You may, of course, change or withdraw your Proxy at any time prior to the voting at the meeting.

By order of the Board of Directors

/s/ RAYMOND S. WILLOCH
RAYMOND S. WILLOCH
Secretary

April 8, 2009

PLEASE PROMPTLY COMPLETE AND RETURN A PROXY CARD
OR USE TELEPHONE OR INTERNET VOTING PRIOR TO THE MEETING SO THAT YOUR VOTE
MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

Interface, Inc.

2859 Paces Ferry Road, Suite 2000
Atlanta, Georgia 30339
_______________

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
_______________

GENERAL INFORMATION

The Board of Directors of Interface, Inc. (the “Company”) is furnishing this Proxy Statement to solicit Proxies for Class A Common Stock and Class B Common Stock to be voted at the annual meeting of shareholders of the Company.  The meeting will be held at 3:00 p.m. Eastern Time on May 21, 2009.  The Proxies also may be voted at any adjournments of the meeting.  It is anticipated that this Proxy Statement will first be made available to shareholders on April 8, 2009.

The record of shareholders entitled to vote at the annual meeting was taken as of the close of business on March 13, 2009.  On that date, the Company had outstanding and entitled to vote 56,465,832 shares of Class A Common Stock and 6,735,612 shares of Class B Common Stock. Except for (i) the election and removal of directors, and (ii) class votes as required by law or the Company’s Articles of Incorporation, holders of both classes of Common Stock vote as a single class. In all cases, holders of Common Stock (of either class) are entitled to cast one vote per share.

Each Proxy for Class A Common Stock (“Class A Proxy”) or Class B Common Stock (“Class B Proxy”) that is properly completed (whether executed in writing or submitted by telephone or Internet) by a shareholder will be voted as specified by the shareholder in the Proxy. If no specification is made, the Proxy will be voted (i) for the election of the nominees (Class A or Class B, as the case may be) listed in this Proxy Statement under the caption “Nomination and Election of Directors,” (ii) for the proposal to approve the Executive Bonus Plan, and (iii) for the ratification of the appointment of BDO Seidman, LLP as independent auditors for 2009.  A Proxy given pursuant to this solicitation may be revoked by a shareholder who attends the meeting and gives notice of his or her election to vote in person, without compliance with any other formalities. In addition, a Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed Proxy for the same shares bearing a later date.

An automated system administered by the Company’s transfer agent tabulates the votes. Abstentions and broker non-votes are included in the determination of the number of shares present and entitled to vote for the purpose of establishing a quorum. A broker non-vote occurs when a broker or other nominee who holds shares for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.  Abstentions are the equivalent of a non-vote since (i) directors are elected by a plurality of the votes cast, and (ii) other proposals are approved if the affirmative votes cast exceed the negative votes cast.  Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

If your shares of Common Stock are held by a broker, bank or other nominee (e.g., in “street name”), you should receive instructions from your nominee, which you must follow in order to have your shares voted – the instructions may appear on a special proxy card provided to you by your nominee (also called a “voting instruction form”). Your nominee may offer you different methods of voting, such as by telephone or Internet. If you do hold your shares in “street name” and plan on attending the annual meeting of shareholders, you should request a proxy from your broker or other nominee holding your shares in record name on your behalf in order to attend the annual meeting and vote at that time (your broker or other nominee may refer to it as a “legal” proxy).

The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of the Company’s Common Stock, and normal handling charges may be paid for the forwarding service. In addition to solicitations by mail, directors and employees of the Company may solicit Proxies in person or by telephone, fax or e-mail. The Company also has retained Georgeson Inc., a proxy solicitation firm, to assist in soliciting Proxies from record and beneficial owners of shares of the Company’s Common Stock. The fee paid by the Company for such assistance will be $7,500 (plus expenses).

NOMINATION AND ELECTION OF DIRECTORS
(ITEM 1)

The Bylaws of the Company provide that the Board of Directors shall consist of a maximum of 15 directors, the exact number of directors being established by action of the Board taken from time to time.  The Board of Directors has currently set the number of directors at 11.  The holders of Class B Common Stock are entitled to elect a majority (six) of the Board members. The holders of Class A Common Stock are entitled to elect the remaining (five) directors. The term of office for each director continues until the next annual meeting of shareholders and until his or her successor, if there is to be one, has been elected and has qualified.

In the event that any nominee for director withdraws or for any reason is not able to serve as a director, each Proxy that is properly executed and returned will be voted for such other person as may be designated as a substitute nominee by the Board of Directors, but in no event will any Class A Proxy be voted for more than five nominees or Class B Proxy be voted for more than six nominees. Each nominee is an incumbent director standing for re-election, and has consented to being named herein and to continue serving as a director if re-elected.

Certain information relating to each nominee proposed by the Board is set forth below.  Directors are required to submit an offer of resignation upon experiencing a job change.

CLASS A NOMINEES

Name (Age)	Information

Dianne Dillon-Ridgley (57)
Ms. Dillon-Ridgley was elected to the Board in February 1997. Ms. Dillon-Ridgley has served as the U.N. Headquarters representative for the World YWCA since 1997 and for the Center for International Environmental Law since 2005. From 1995 to 1998, she served as senior policy analyst with the Women’s Environment and Development Organization, and from 1998 to 1999 she served as Executive Director of that organization. She was appointed by President Clinton to the President’s Council on Sustainable Development in 1994 and served as Co-Chair of the Council’s International and Population/Consumption Task Forces until the Council’s dissolution in June 1999. Ms. Dillon-Ridgley also serves on the boards of five nonprofit organizations and on the Dean’s Advisory Board for Auburn University’s College of Human Sciences.

Dr. June M. Henton (69)
Dr. Henton was elected as a director in February 1995. Since 1985, Dr. Henton has served as Dean of the College of Human Sciences at Auburn University, which includes an Interior Design program. Dr. Henton, who received her Ph.D. from the University of Minnesota, has provided leadership for a wide variety of professional, policy and civic organizations. As a charter member of the Operating Board of the National Textile Center, Dr. Henton has significant expertise in the integration of academic and research programs within the textile industry.  Dr. Henton also serves on the board of one nonprofit organization.

Christopher G. Kennedy (45)
Mr. Kennedy was elected as a director in May 2000. He became an Executive Vice President of Merchandise Mart Properties, Inc. (a subsidiary of Vornado Realty Trust based in Chicago, Illinois) in 1994 and President in 2000. Since 1994, he has served on the Board of Trustees of Ariel Mutual Funds. From 1997 to 1999, Mr. Kennedy served as the Chairman of the Chicago Convention and Tourism Bureau. Mr. Kennedy also serves on the boards of three nonprofit organizations.

K. David Kohler (42)
Mr. Kohler was elected as a director in October 2006.  He serves as Executive Vice President for Kohler Co., a global leader in the manufacture of kitchen and bath products, interior furnishings, engines and power generation systems, and an owner and operator of golf and resort destinations.  Mr. Kohler was previously a chairman of the National Kitchen and Bath Association’s Board of Governors of Manufacturing.  He is currently a member of the board of Kohler Co., and has previously served on the board of a privately-held manufacturer.  He is also a director of Internacional de Cerámica, S.A.B. de C.V., a public company traded on the Mexican Stock Market.

Thomas R. Oliver (68)
Mr. Oliver was elected as a director in July 1998. He served as Chairman of Six Continents Hotels (formerly Bass Hotels and Resorts), the hotel business of Six Continents, PLC (formerly Bass PLC), from March 1997 until his retirement in March 2003, and served as Chief Executive Officer of Six Continents Hotels from March 1997 to October 2002. Mr. Oliver also currently serves as a director of UDR, Inc. (formerly United Dominion Realty Trust, Inc.).

CLASS B NOMINEES

Name (Age)	Information

Ray C. Anderson (74)
Mr. Anderson founded Interface in 1973 and served as Chairman and Chief Executive Officer until his retirement as Chief Executive Officer and transition from day-to-day management in July 2001, at which time he became Interface’s non-executive Chairman of the Board. He chairs the Executive Committee of the Board and remains available for policy level consultation on substantially a full time basis. Mr. Anderson was appointed by President Clinton to the President’s Council on Sustainable Development in 1996 and served as Co-Chair until the Council’s dissolution. He currently serves on the boards of one private company and 10 nonprofit organizations.

Edward C. Callaway (54)
Mr. Callaway was elected as a director in October 2003.  Since November 2003, Mr. Callaway has served as Chairman and Chief Executive Officer of the Ida Cason Callaway Foundation, a nonprofit organization that owns the Callaway Gardens Resort and has an environmental mission of conservation, education and land stewardship.  Mr. Callaway has served in various capacities at Crested Butte Mountain Resort and successor companies, including the capacities of President and Chief Executive Officer (1987-2003) and Chairman (2003), and currently serves as a director.  Mr. Callaway serves on the boards of two other nonprofit organizations.

Carl I. Gable (69)
Mr. Gable was elected as a director in March 1984. He is a private investor and was an attorney with the Atlanta-based law firm of Troutman Sanders LLP, from March 1996 until April 1998.  Mr. Gable also served as a director of Fidelity Southern Corporation from July 2000 to November 2002, and currently serves on the board of one nonprofit organization. Mr. Gable currently serves as the lead independent director of the Board.

Daniel T. Hendrix (54)
Mr. Hendrix joined the Company in 1983 after having worked previously for a national accounting firm. He was promoted to Treasurer of the Company in 1984, Chief Financial Officer in 1985, Vice President-Finance in 1986, Senior Vice President-Finance in 1995, Executive Vice President in 2000, and President and Chief Executive Officer in July 2001. He was elected to the Board in October 1996.  Mr. Hendrix served as a director of Global Imaging Systems, Inc. from 2003 to 2007, and has served as a director of American Woodmark Corp. since May 2005.

James B. Miller, Jr. (68)
Mr. Miller was elected as a director in May 2000. Since 1979, Mr. Miller has served as Chairman and Chief Executive Officer of Fidelity Southern Corporation, the holding company for Fidelity Bank.  He also has served in various capacities at Fidelity Southern Corporation’s affiliated companies, including as Chief Executive Officer of Fidelity Bank from 1977 to 1997 and from 2003 to the present, and as Chairman of LionMark Insurance Company since 2004.  Mr. Miller currently serves on the boards of American Software, Inc., three private companies and six nonprofit organizations.

Harold M. Paisner (69)
Mr. Paisner was elected as a director in February 2007.  Mr. Paisner is Senior Partner of the law firm Berwin Leighton Paisner, LLP in London, England.  He currently is a member of the boards of FIBI Bank (UK) plc and Think London (the official inward investment agency of London, England), and serves as a Governor of Ben Gurion University of the Negev and as a Trustee of the Institute of Jewish Policy Research.  Formerly, Mr. Paisner has served as a director of LINPAC Group Limited and Estates & Agency Holdings plc.

Vote Required and Recommendation of Board

Under the Company’s Bylaws, election of each of the five Class A nominees requires a plurality of the votes cast by the Company’s outstanding Class A Common Stock entitled to vote and represented (in person or by proxy) at the meeting. Election of each of the six Class B nominees requires a plurality of the votes cast by the Company’s outstanding Class B Common Stock entitled to vote and represented (in person or by proxy) at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE CLASS A NOMINEES AND CLASS B NOMINEES LISTED ABOVE, AND PROXIES EXECUTED AND RETURNED OR VOTED BY TELEPHONE OR INTERNET WILL BE VOTED FOR EACH OF THE NOMINEES (CLASS A OR CLASS B, AS APPLICABLE) UNLESS CONTRARY INSTRUCTIONS ARE INDICATED.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held five meetings during 2008.  All of the directors attended at least 75% of the total number of meetings of the Board and any committees of which he or she was a member.

The Board of Directors has the following standing committees that assist the Board in carrying out its duties:  the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating & Governance Committee.  The following table lists the members of each committee:

Executive Committee	Audit Committee	Compensation Committee	Nominating & Governance Committee

Ray C. Anderson (Chair)	Carl I. Gable (Chair)	Thomas R. Oliver (Chair)	June M. Henton (Chair)
Carl I. Gable	Edward C. Callaway	K. David Kohler	Dianne Dillon-Ridgley
Daniel T. Hendrix	James B. Miller, Jr.	Harold M. Paisner	Christopher G. Kennedy
James B. Miller, Jr.			Thomas R. Oliver

Executive Committee.  The Executive Committee met once during 2008. With certain limited exceptions, the Executive Committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Company.

Audit Committee.  The Audit Committee met five times and acted by unanimous written consent one time during 2008. The function of the Audit Committee is to (i) serve as an independent and objective party to review the Company’s financial statements, financial reporting process and internal control system, (ii) review and evaluate the performance of the Company’s independent auditors and internal financial management, and (iii) provide an open avenue of communication among the Company’s independent auditors, management (including internal financial management) and the Board.  The Board of Directors has determined that all three members of the Audit Committee are “independent” in accordance with applicable law, including the rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market, and that each of the three members of the Audit Committee is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.  The Audit Committee operates pursuant to an Audit Committee Charter which was adopted by the Board of Directors.  The Audit Committee Charter may be viewed on the Company’s website, www.interfaceglobal.com/Investor-Relations/Corporate-Governance/Audit-Committee-Charter.aspx.

Compensation Committee.  The Compensation Committee met one time and acted by unanimous written consent five times during 2008.  The function of the Compensation Committee is to (i) evaluate the performance of the Company’s Chief Executive Officer and other senior executives, (ii) determine compensation arrangements for such executives, (iii) administer the Company’s stock and other incentive plans for key employees, and (iv) review the administration of the Company’s employee benefit plans.  The Board of Directors has determined that each member of the Compensation Committee is “independent” in accordance with the rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market.  The Compensation Committee operates pursuant to a Compensation Committee Charter that was adopted by the Board of Directors.  The Compensation Committee Charter may be viewed on the Company’s website, www.interfaceglobal.com/Investor-Relations/Corporate-Governance/Compensation-Committee-Charter.aspx.  The Compensation Committee’s policies and philosophy are described in more detail below in this Proxy Statement under the heading “Compensation Discussion and Analysis.”

Nominating & Governance Committee.  The Nominating & Governance Committee met twice in 2008.  The Nominating & Governance Committee assists the Board in reviewing and analyzing, and makes recommendations regarding, corporate governance matters.  The Nominating & Governance Committee also assists the Board in establishing qualifications for Board membership and in identifying, evaluating and selecting qualified candidates to be nominated for election to the Board.  In the event of a vacancy on the Board, the Nominating & Governance Committee develops a pool of potential director candidates for consideration. The Nominating & Governance Committee seeks candidates for election and appointment with excellent decision-making ability, valuable and varied business experience and knowledge, impeccable personal integrity and reputation, and diversity of background and experience.  The Nominating & Governance Committee considers whether candidates are free of constraints or conflicts which might interfere with the exercise of independent judgment regarding the types of matters likely to come before the Board, and have the time required for preparation, participation and attendance at Board and committee meetings.  Other factors considered by the Nominating & Governance Committee in identifying and selecting candidates include the needs of the Company and the range of talent and experience already represented on the Board.  The Nominating & Governance Committee solicits suggestions from other members of the Board regarding persons to be considered as possible nominees.  Shareholders who wish the Nominating & Governance Committee to consider their recommendations for director candidates should submit their recommendations in writing to the Nominating & Governance Committee, in care of the office of the Chairman of the Board, Interface, Inc., 2859 Paces Ferry Road, Suite 2000, Atlanta, GA 30339.  Recommendations should include the information which would be required for a “Shareholder Proposal” as set forth in Article II, Section 9 of the Company’s Bylaws.  Director candidates who are recommended by shareholders in accordance with these procedures will be evaluated by the Nominating & Governance Committee in the same manner as director candidates recommended by the Company’s directors.

The Board of Directors has determined that each member of the Nominating & Governance Committee is “independent” in accordance with applicable law, including the rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market.  The Nominating & Governance Committee operates pursuant to a Nominating & Governance Committee Charter that was adopted by the Board of Directors.  The Nominating & Governance Committee Charter may be viewed on the Company’s website,
www.interfaceglobal.com/Investor-Relations/Corporate-Governance/Nominating---Governance-Charter-(1).aspx.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT STOCK OWNERSHIP

The following table sets forth, as of February 1, 2009 (unless otherwise indicated), beneficial ownership of each class of the Company’s Common Stock by: (i) each person, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each nominee for director, (iii) the Company’s Principal Executive Officer, Principal Financial Officer, and next three most highly compensated executive officers (the “Named Executive Officers”), and (iv) all executive officers and directors of the Company as a group.

Beneficial Owner (and Business Address of 5% Owners)	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)	Percent of Class A if Converted(2)

Ray C. Anderson	Class A	15,000	(3)	*	5.9%
2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339	Class B	3,507,730	(3)	51.7%

Ariel Investments, LLC 200 E. Randolph Drive, Suite 2900 Chicago, Illinois 60601	Class A	8,993,800	(4)(5)	15.9%

Barclays Global Investors, N.A. 400 Howard Street San Francisco, CA 94105	Class A	3,463,137	(4)(6)	6.1%

RidgeWorth Capital Management, Inc. 50 Hurt Plaza, Suite 1400 Atlanta, Georgia 30303	Class A	3,558,943	(4)(7)	6.3%

Sheffield Asset Management, L.L.C. 900 North Michigan Ave., Suite 1100 Chicago, Illinois 60611	Class A	3,047,818	(4)(8)	5.4%

Witmer Asset Management, and Charles and Meryl Witmer One Dag Hammarskjold Plaza 885 2nd Ave., 31st Floor New York, New York 10017	Class A	3,211,733	(4)(9)	5.7%

Edward C. Callaway	Class A	10,000		*	*
	Class B	38,000	(10)	*

Dianne Dillon-Ridgley	Class A	203	(11)	*	*
	Class B	23,000	(11)	*

Carl I. Gable	Class A	2,640	(12)	*	*
	Class B	94,244	(12)	1.4%

Daniel T. Hendrix	Class A	72,260		*	1.1%
	Class B	549,894	(13)	8.1%

June M. Henton	Class A	2,000		*	*
	Class B	42,600	(14)	*

Christopher G. Kennedy	Class A	30,223	(15)	*	*
	Class B	43,000	(15)	*

K. David Kohler	Class A	0		*	*
	Class B	29,000	(16)	*

Patrick C. Lynch	Class A	65,833		*	*
	Class B	98,333	(17)	1.5%

James B. Miller, Jr.	Class A	16,525		*	*
	Class B	43,000	(18)	*

Beneficial Owner (and Business Address of 5% Owners)	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)	Percent of Class A if Converted(2)

Thomas R. Oliver	Class A	140,000		*	*
	Class B	33,000	(19)	*

Harold M. Paisner	Class A	12,000		*	*
	Class B	29,000	(20)	*

Lindsey K. Parnell	Class A	90,837		*	*
	Class B	110,833	(21)	1.6%

John R. Wells	Class A	158,576		*	*
	Class B	186,292	(22)	2.8%

Raymond S. Willoch	Class A	66,666		*	*
	Class B	119,711	(23)	1.8%

All executive officers and directors	Class A	742,480		1.3%	9.5%
as a group (16 persons)	Class B	5,101,347	(24)	73.4%
__________

*     Less than 1%.

(1)
Shares of Class B Common Stock are convertible, on a share-for-share basis, into shares of Class A Common Stock. The number of Class A shares indicated as beneficially owned by each person or group does not include Class A shares such person or group could acquire upon conversion of Class B shares.  Percent of Class is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are exercisable within 60 days (not including Class A shares that could be acquired upon conversion of Class B shares), and that no other conversion rights, options or rights to subscribe have been exercised by anyone else.

(2)
Represents the percent of Class A shares the named person or group would beneficially own if such person or group, and only such person or group, converted all Class B shares beneficially owned by such person or group into Class A shares.

(3)
Represents 15,000 Class A shares held by Mr. Anderson’s wife, although Mr. Anderson disclaims beneficial ownership of such shares.  Also includes 19,000 Class B shares that may be acquired by Mr. Anderson pursuant to exercisable stock options, and 21,452 Class B shares that Mr. Anderson beneficially owns through the Company’s 401(k) plan.

(4)	Based upon information included in statements as of December 31, 2008 provided to the Company and filed with the Securities and Exchange Commission by such beneficial owners.

(5)
All such shares are held by Ariel Investments, LLC (“Ariel”) for the accounts of investment advisory clients.  Ariel, in its capacity as investment advisor, has sole voting power with respect to 6,964,590 of such shares and sole dispositive power with respect to 8,982,140 of such shares.

(6)
According to a Schedule 13G filed February 5, 2009, the reported shares are held by Barclays Global Investors, NA, and certain affiliates in trust accounts for the economic benefit of the beneficiaries of those accounts.

(7)
Includes shares beneficially owned by RidgeWorth Capital Management, Inc. individually and as parent company for Ceredex Value Advisors LLC.  RidgeWorth Capital Management has sole voting power with respect to 3,538,969 of such shares and sole dispositive power respect to all of such shares.

(8)	Sheffield Asset Management, L.L.C. has shared voting and dispositive power with respect to all of such shares.

(9)
Witmer Asset Management reports beneficial ownership and shared voting and dispositive power with respect to 3,006,033 shares, and no sole voting or dispositive power.  Charles Witmer reports beneficial ownership of 3,211,733 shares, sole voting and dispositive power with respect to 125,000 shares, and shared voting and dispositive power with respect to 3,086,733 shares.  Meryl Witmer reports beneficial ownership of 3,108,733 shares, sole voting and dispositive power with respect to 22,000 shares, and shared voting and dispositive power with respect to 3,086,733 shares.

(10)	Includes 6,000 restricted Class B shares, and 20,000 Class B shares that may be acquired by Mr. Callaway pursuant to exercisable stock options.

(11)
Includes 103 Class A shares held by Ms. Dillon-Ridgley’s son, although Ms. Dillon-Ridgley disclaims beneficial ownership of such shares.  Also includes 6,000 restricted Class B shares, and 5,000 Class B shares that may be acquired by Ms. Dillon-Ridgley pursuant to exercisable stock options.

(12)
Includes 140 Class A shares held by Mr. Gable as custodian for his son.  Includes 6,000 restricted Class B shares, and 15,000 Class B shares that may be acquired by Mr. Gable pursuant to exercisable stock options.

(13)	Includes 254,144 restricted Class B shares, and 4,342 Class B shares beneficially owned by Mr. Hendrix pursuant to the Company’s 401(k) plan.

(14)	Includes 6,000 restricted Class B shares, and 15,000 Class B shares that may be acquired by Dr. Henton pursuant to exercisable stock options.

(15)
Includes 6,000 restricted Class B shares, and 25,000 Class B shares that may be acquired by Mr. Kennedy pursuant to exercisable stock options. Mr. Kennedy serves on the Board of Trustees of Ariel Mutual Funds, for which Ariel Investments, LLC serves as investment advisor and performs services which include buying and selling securities on behalf of the Ariel Mutual Funds. Mr. Kennedy disclaims beneficial ownership of all Class A shares held by Ariel Investments, LLC as investment advisor for Ariel Mutual Funds.

(16)	Includes 6,000 restricted Class B shares, and 20,000 Class B shares that may be acquired by Mr. Kohler pursuant to exercisable stock options.

(17)	Includes 98,333 restricted Class B shares.

(18)	Includes 6,000 restricted Class B shares, and 25,000 Class B shares that may be acquired by Mr. Miller pursuant to exercisable stock options.

(19)	Includes 6,000 restricted Class B shares, and 15,000 Class B shares that may be acquired by Mr. Oliver pursuant to exercisable stock options.

(20)	Includes 6,000 restricted Class B shares, and 20,000 Class B shares that may be acquired by Mr. Paisner pursuant to exercisable stock options.

(21)	Includes 109,333 restricted Class B shares, and 1,500 Class B shares that may be acquired by Mr. Parnell pursuant to exercisable stock options.

(22)	Includes 175,918 restricted Class B shares.

(23)	Includes 113,340 restricted Class B shares, and 6,371 Class B shares beneficially owned by Mr. Willoch pursuant to the Company’s 401(k) plan.

(24)
Includes 928,878 restricted Class B shares, and 180,500 Class B shares that may be acquired by all executive officers and directors as a group pursuant to exercisable stock options.  Also includes 32,165 Class B shares that are beneficially owned through the Company’s 401(k) plan.

COMPENSATION DISCUSSION AND ANALYSIS

Overall Philosophy and Objectives

The Company’s compensation program is designed in a manner intended to both attract and retain a highly-qualified, motivated and engaged management team whose focus is on enhancing shareholder value.  The Company believes a straightforward program that is readily understood and endorsed by its participants best serves these goals, and has constructed a program that contains (1) multiple financial elements, (2) clear and definitive targets, (3) challenging but attainable objectives, and (4) specified performance metrics.  More specifically, the objectives of the Company’s management compensation program include:

•	Establishing strong links between the Company’s performance and total compensation earned – i.e., “paying for performance”;

•	Providing incentives for executives to achieve specific performance objectives;

•	Promoting and facilitating management stock ownership, and thereby motivating management to think and act as owners;

•	Emphasizing the Company’s mid and long-term performance, thus enhancing shareholder value; and

•	Offering market competitive total compensation opportunities to attract and retain talented executives.

Program Design and Administration

The Compensation Committee of the Board of Directors, which is composed entirely of independent directors, has developed and administers the Company’s executive pay program so as to provide compensation commensurate with the level of financial performance achieved, the responsibilities undertaken by the executives, and the compensation packages offered by comparable companies.  The program currently consists of four principal components, each of which is designed to drive a specific behavioral focus, which in turn helps to provide specific benefits to the Company:

Program Component ___________________________	Behavioral Focus _______________________________	Ultimate Benefit to Company __________________________________

Competitive base salary	Rewards individual competencies, performance and level of experience	Assists with attraction and retention of highly-qualified executives, and promotes management stability

Annual cash bonuses based on achievement of established goals	Rewards individual performance and operational results of specific business units and Company as a whole	Aligns individual interests with overall short term (quarterly and annual) objectives, and reinforces “pay for performance” program goals

Long-term incentives	Rewards engagement, longevity, sustained performance and actions designed to enhance overall shareholder value	Aligns individual interests with the long-term investment interests of shareholders, and assists with retention of highly-qualified executives

Other elements such as special incentives, retirement benefits and elective deferred compensation	Rewards targeted operational results, engagement and longevity, and sustained performance
Focuses enhanced efforts on a particular key objective (e.g., debt reduction), aligns individual interests with the long-term investment interests of shareholders, assists with the attraction and retention of highly-qualified executives, and promotes management stability

The Company strives to structure various elements of these program components so that a large portion of executive compensation is directly linked to advancing the Company’s financial performance and the interests of shareholders.

The Committee establishes base salaries for the executive officers, including the Named Executive Officers listed in the “Summary Compensation Table” included in this Proxy Statement.  The Committee also administers the annual bonus program, the long-term incentive program, retirement benefits, deferred compensation arrangements, and, when applicable, special incentive programs.  In fulfilling its responsibilities, the Committee periodically seeks input from a nationally-recognized, independent compensation consultant, retained directly by the Committee, and also seeks input from the Company’s Chief Executive Officer and General Counsel.  The Committee also takes into account publicly available data relating to the compensation practices and policies of other companies within and outside the Company’s industry.  Furthermore, the policies and programs described below are subject to change as the Committee deems necessary from time to time to respond to economic conditions, meet competitive standards and serve the objectives of the Company and its shareholders.

Discussion of Principal Elements of Compensation Program

Base Salaries

The Committee generally strives to set base salaries at the market median (50th percentile) of salaries offered by other employers in our industry and other publicly traded companies with characteristics similar to the Company (size, growth rate, etc.), based, by and large, on information provided by an independent compensation consultant and internal equalization policies of the Company.  Some of the companies considered from time to time are included in the list of companies comprising the “self-determined peer group” index used to create the stock performance graph included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2008.  The Company’s current self-determined peer group is comprised of the following companies: Actuant Corp.; Acuity Brands, Inc.; Albany International Corp.; BE Aerospace, Inc.; The Dixie Group, Inc.; Herman Miller, Inc.; HNI Corporation; Kimball International, Inc.; Knoll, Inc.; Mohawk Industries, Inc.; Steelcase, Inc.; Unifi, Inc.; and USG Corp.

In addition, the Committee may consider other factors when setting individual salary levels, which may result in salaries somewhat above or below the targeted amount.  These factors include the executive’s level of responsibility, achievement of goals and objectives, tenure with the Company, and specific background or experience, as well as external factors such as the availability of talent, the recruiting requirements of the particular situation, and general economic conditions and rates of inflation.

Base salary adjustments for executive officers generally are made (if at all) annually and are dependent on the factors described above.  Based on the foregoing considerations, in December 2007, the Committee approved 2008 base salary increases for the Named Executive Officers in an aggregate amount of $100,222 for the group of five executives (individual raises ranged from 3.4% to 6%).  The Committee determined the raises were warranted based on increases in the cost of living, each of the executives exceeding performance expectations in 2007 (which was the Company’s best year ever in operating income and earnings per share from continuing operations, and the Company’s modular carpet business had a record year in sales and operating income in each of its three geographic regions – the Americas, Europe and Asia-Pacific), and, with respect to Mr. Lynch, the Chief Financial Officer, to bring his base salary more in line with market levels.  The Named Executive Officers have received no base salary increases since December 2007, and the Committee does not intend to increase their base salaries during 2009.

Please see the “Summary Compensation Table” included in this Proxy Statement for the base salaries of the Named Executive Officers in 2008.

Annual Bonuses

The Committee administers the Executive Bonus Plan, which provides quarterly and annual bonus opportunities for Company executives.  The bonus opportunities provide an incentive for executives to earn compensation based on the achievement of important corporate or business unit (division or subsidiary) financial performance and, in some cases, individual performance goals.  In determining the appropriate bonus opportunities, the Committee seeks to establish potential awards that, when combined with annual salary, place the total overall cash compensation opportunity for the Company’s executives in the third quartile (between the market 50th percentile and the market 75th percentile) for comparable companies, provided that the performance objectives are substantially achieved.

Each executive officer of the Company, including the Chief Executive Officer, is assigned a bonus potential (typically ranging between 70% and 110% of base salary), and a personalized set of quarterly and annual financial objectives and, in the case of certain staff positions, non-financial objectives.  Actual awards can range from 0% to 125% of the bonus potential, depending on the degree to which the established financial and non-financial objectives are achieved, and are paid on a quarterly and annual basis in the following manner:

Achievement of Objectives	Percentage of Bonus Opportunity Payable	Timing of Payment to Employee Participant

First Quarter Objectives Achieved	15%	Approximately 45 days following end of first quarter
Second Quarter Objectives Achieved	15%	Approximately 45 days following end of second quarter
Third Quarter Objectives Achieved	15%	Approximately 45 days following end of third quarter
Fourth Quarter Objectives Achieved	15%	Approximately 60 days following end of year
Fiscal Year Objectives Achieved	40%	Approximately 60 days following end of year

In 2008, 100% of the bonus potential for the Chief Executive Officer, Chief Financial Officer and each of the other Named Executive Officers was based on measurable financial objectives, which consisted of growth in operating income, cash flow, revenue and earnings per share.  Relative weights assigned to these financial objectives were 50%, 20%, 10% and 20%, respectively.

For 2008, each of the Named Executive Officers (except for Mr. Parnell, who manages the Company’s Europe floorcoverings business) received a modest bonus (in each case, the bonus amount was less than 12% of salary), which appears in the “Summary Compensation Table” included in this Proxy Statement, as their respective performance objectives were determined to have been achieved, in part, during the first two quarters of the year (and primarily in the second quarter).  The achievements included:

•	Earnings per share (applicable to all executives) were $0.26 in the second quarter 2008.

•
On a consolidated basis (applicable to Messrs. Hendrix, Lynch and Willoch), second quarter 2008 net sales and operating income increased 11% (to $295.0 million) and 8% (to $33.4 million), respectively, compared with the second quarter of the prior year.  In addition, the Company achieved more than 100% of its targeted cash flow in the second quarter.

•	Americas floorcoverings (managed by Mr. Wells) experienced 7% growth in net sales and 8% growth in operating income in the second quarter 2008, compared with the prior year period.

For fiscal year 2009, annual incentive awards are again based on the achievement of important corporate or business unit (division or subsidiary) financial performance.  The annual incentive awards for 2009 are structured in a manner similar to the annual incentive awards in 2008, except that financial objectives consist of operating income, cash flow and earnings per share, and the relative weights assigned to those financial objectives are 60%, 20% and 20%, respectively.

On February 25, 2009, the Board of Directors unanimously approved and adopted, subject to shareholders’ approval, an amended and restated Executive Bonus Plan, which will replace the existing Executive Bonus Plan (see Item 2 of this Proxy Statement).

Long-Term Incentives

The Committee administers the shareholder-approved Interface, Inc. Omnibus Stock Incentive Plan (the “Omnibus Stock Plan”), which is an equity-based plan that allows for long-term incentive awards such as restricted stock and stock options.  The Omnibus Stock Plan provides for the grant to key employees and directors of the Company and its subsidiaries of restricted stock, incentive stock options (which qualify for certain favorable tax treatment), nonqualified stock options, stock appreciation rights, deferred shares, performance shares and performance units.  The size of the awards made to individual officers is based on an evaluation of several factors, including the officer’s level of responsibility, the officer’s base salary and the Company’s overall compensation objectives. The amount and nature of prior equity incentive awards also are generally considered in determining new Omnibus Stock Plan awards for executive officers.

Long-term incentives are intended to attract and retain outstanding executive talent, create a direct link between shareholder and executive interests by focusing executive attention on increasing shareholder value, and motivate executives to achieve specific performance objectives.  For instance, stock options (when granted) have an exercise price equal to at least 100% of the market price of the underlying Common Stock on the date of grant.  Thus, the stock options only have value if the market price of the Company’s stock rises after the grant date.  Additionally, restricted stock awards generally vest, in whole or in part, over a period of multiple years (five years for the 2008 awards), giving the executive an incentive to remain employed with the Company for a significant time period to vest in an award.  Moreover, awards of restricted stock may vest earlier if specific performance criteria are met, and these performance criteria are designed to drive shareholder value.  (As discussed below, 50% of the 2008 awards are ineligible for time/retention vesting and are forfeited altogether if the performance criterion is not met.  In addition, the shares that are eligible for time/ retention vesting are reduced share-for-share by the number of shares that vest based on achievement of the performance criterion).

Description of Available Awards

Restricted Shares

Awards of restricted shares under the Omnibus Stock Plan generally vest over a period of multiple years following the date of award, and may vest earlier if specified performance criteria established by the Committee are satisfied.  Unvested awards are also subject to forfeiture under certain circumstances.  All restricted shares awarded to date have been made without consideration from the participant (although the Omnibus Stock Plan authorizes the Committee, in connection with any award, to require payment by the participant of consideration, which can be less than the fair market value of the award on the date of grant).  Awards of restricted stock generally will not be transferable by the participant other than by will or applicable laws of descent and distribution, although the Committee, in its discretion, may permit limited transfers of awards to family members or for estate planning purposes.

Stock Options

Options granted under the Omnibus Stock Plan may be incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended), nonqualified stock options or a combination of the foregoing, although only employees are eligible to receive incentive stock options.  All options under the Omnibus Stock Plan will be granted at an exercise price per share equal to not less than 100% of the fair market value of the Common Stock on the date the option is granted.  Options may be structured to vest over a period of multiple years.  Options granted under the Omnibus Stock Plan expire following a pre-determined period of time after the date of grant (which may not be more than 10 years after the grant date), and generally will terminate on the date three months following the date that a participant’s employment with the Company terminates.

The Company receives no consideration upon the granting of an option. Full payment of the option exercise price must be made when an option is exercised.  The exercise price may be paid in cash or in such other form as the Company may approve, including shares of Common Stock valued at their fair market value on the date of option exercise.  Options generally will not be transferable by the holder thereof other than by will or applicable laws of descent and distribution, although the Compensation Committee, in its discretion, may permit limited transfers of options to family members or for estate planning purposes.

Other Potential Awards

The Omnibus Stock Plan also provides for the award of stock appreciation rights, deferred shares, performance shares and performance units.  To date, the Committee has not granted any of these types of awards.

2008 Omnibus Stock Plan Awards to Named Executive Officers

The long-term incentive awards made under the Omnibus Stock Plan in January 2008 to the Company’s executive officers consisted of restricted stock grants with performance-based vesting and, with respect to a portion of such grants, tenure-based vesting.  The 2008 awards were higher than the typical restricted stock awards in prior years because they were made pursuant to a three-year performance program applicable during 2008-2010.  (No restricted stock awards have been granted to executive officers since January 2008, and the Committee currently does not intend to make additional restricted stock awards to executive officers in the remainder of 2009 or 2010.)  The 2008 awards are eligible to performance vest to the extent that the Company’s earnings per share plus dividends exceeds a specified baseline threshold and reaches a target amount during the performance period (provided that a stated minimum level of operating income also is achieved).  At the time of the awards, the Committee believed that a three-year performance period was appropriate because the Committee desired to focus this incentive award on longer-term performance.  Fifty percent of each 2008 award is eligible to vest on the fifth anniversary of the grant date if the executive remains employed by the Company at that time, but the shares eligible to vest based on tenure of employment are reduced share-for-share by the number of shares that performance vest (such that if at least fifty percent of the shares performance vest there will be no shares eligible to time vest).  The remaining fifty percent would be forfeited altogether if the performance criterion is not met.

The 2008 awards originally provided that additional shares would be issued to the executives on a pro rata basis to the extent the performance target was exceeded during the three-year performance period.  In January 2009, the Committee determined that an amendment of the awards was appropriate in response to the deteriorating market conditions brought on by the current severe worldwide recession.  The amendment extended the performance period through the year 2012 (to allow some time for economic conditions to stabilize and begin recovering) and reduced the threshold (to a challenging but potentially achievable level) at which such restricted shares would begin to performance vest on a pro rata basis during the extended performance period.  The performance target that must be achieved for vesting in the entirety of the award remained unchanged, and the executive’s opportunity to receive additional shares for exceeding that performance target was removed.  No stock options were granted to executive officers in 2008.

Stock Ownership and Retention Guidelines

To further tie the financial interests of Company executives to those of shareholders, the Committee has established stock ownership and retention guidelines.  Under these guidelines, executive officers are expected to accumulate a number of shares (unrestricted) of the Company’s Common Stock having a value equaling one and one-half times base salary in the case of the Chief Executive Officer and one times base salary in the case of the other executive officers (based on salaries and the stock price at the time the guidelines were adopted in 2004).  The expectation was for executives to reach this ownership level by January 2009, and all executives have now met this target.  To facilitate accomplishing the ownership targets, executive officers generally are expected to retain at least one-half of the net after-tax shares (i.e., the net shares remaining after first selling sufficient shares to cover the anticipated tax liability and, in the case of stock options, the exercise price) obtained upon the vesting of restricted stock and the exercise of stock options.

Directors also are subject to stock ownership requirements.  The directors who were serving when the requirements were adopted were required to accumulate at least 2,000 shares (unrestricted) by March 31, 2006, and any new director elected thereafter is required to accumulate at least 2,000 shares (unrestricted) by the second anniversary of his or her election.  (All directors have met this stock ownership standard.)  As a guideline, non-employee directors also are expected to retain during their tenure all of the net after-tax shares obtained upon the vesting of restricted stock and at least one-half of the net after-tax shares obtained upon the exercise of stock options.

Other Elements of Compensation Program

In addition to the principal compensation program elements described above, the Company has adopted a number of other elements to further its compensation program goals, including, on occasion, special incentive programs to strengthen the alignment of our executive officers’ interests with shareholder long-term interests.  They are as follows:

• 401(k) Plan	• Special Incentive Programs
• Elective Deferred Compensation Program	• Severance Agreements
• Pension/Salary Continuation Programs	• Perquisites

401(k) Plan

The Company maintains the Interface, Inc. Savings and Investment Plan (the “401(k) Plan”), a tax-qualified 401(k) plan which provides its U.S.-based employees a convenient and tax-advantaged opportunity to save for retirement.  The Company’s Named Executive Officers who are based in the United States are eligible to participate in the 401(k) Plan on the same terms as other executive and non-executive employees based in the United States, and receive the same benefits afforded all other participants.

Under the 401(k) Plan, all participating employees are eligible to receive matching contributions that are subject to vesting over time.  The Company periodically evaluates the level of matching contributions afforded participant employees to ensure competitiveness in the marketplace.  In 2008, the Company matched 50% of the first 6% of the employee’s eligible compensation (capped by statutory limitations) that the employee contributed to the 401(k) Plan.  In March 2009, however, in response to deteriorating market conditions and to help preserve cash, the Company match amount was reduced to 17% of the first 6% of the employee’s eligible compensation (capped by statutory limits) that the employee contributes to the 401(k) Plan.

Elective Deferred Compensation Program

The Company maintains the Interface, Inc. Nonqualified Savings Plan and Interface, Inc. Nonqualified Savings Plan II (collectively, the “Nonqualified Plan”) for certain U.S.-based “highly compensated employees” (as such term is defined in applicable IRS regulations), including the Named Executive Officers who are based in the United States.  As with the Company’s 401(k) Plan, the Named Executive Officers who are based in the United States are eligible to participate in the Nonqualified Plan on the same terms as other executive and non-executive eligible employees based in the United States, and receive the same benefits afforded all other participants.  Under the Nonqualified Plan, all eligible employees can elect to defer, on a pre-tax basis, a portion of their salary and/or annual bonus compensation.  (Up to 80% of base salary and 100% of annual bonus compensation can be deferred.)  In 2008, the Company matched 50% of the first 6% of the employee’s eligible salary and bonus that was deferred, less any potential Company matching amounts under the 401(k) Plan.  In March 2009, as with the 401(k) Plan match, the Company’s Nonqualified Plan match amount was reduced to 17% of the first 6% of the employee’s eligible salary and bonus that was deferred, less any potential Company matching amounts under the 401(k) Plan.

The Nonqualified Plan also contains a “Key Employee Retirement Savings Benefit” feature to permit discretionary contributions to certain key employees’ accounts (in a separately tracked sub-account) to enhance retirement savings and to couple such contributions with vesting structures that will promote the retention of such key employees.  In January 2009, the Compensation Committee made a Key Employee Retirement Savings Benefit contribution of $50,000 to the Nonqualified Plan account of Mr. Lynch.  This contribution will vest 50% upon his reaching age 50 and 50% upon his reaching age 55, assuming continuous service with the Company until such ages.  A similar contribution was made to Mr. Lynch’s account in 2007.

Please see the “Non-Qualified Deferred Compensation” table included in this Proxy Statement for further details regarding the Nonqualified Plan, as well as the Company’s Named Executive Officers’ contributions, earnings and account balances applicable to the Nonqualified Plan for fiscal year 2008.

Pension/Salary Continuation Programs

Foreign Defined Benefit Plans

The Company has trustee-administered defined benefit retirement plans (“Pension Plans”) which cover certain of its overseas employees.  The benefits are generally based on years of service and the employee’s average monthly compensation.  As determined by their respective trustees, the investment objectives of the Pension Plans are to maximize the return on the investments without exceeding the limits of prudent pension fund investment and to ensure that the assets ultimately will be sufficient to exceed minimum funding requirements.  The goal is to optimize the long-term return on plan assets at a moderate level of risk, by balancing higher-returning assets, such as equity securities, with less volatile assets, such as fixed income securities.  The assets are managed by professional investment firms and performance is evaluated periodically against specific benchmarks.  The Pension Plans’ net assets did not include any shares of the Company’s own stock at December 28, 2008.

Named Executive Officer Mr. Parnell, based in Europe, is a participant in a Pension Plan.  Please see the “Pension Benefits” table included in this Proxy Statement for information about the pension benefits applicable to Mr. Parnell.

Salary Continuation Plan

The Company maintains a nonqualified Salary Continuation Plan designed to induce selected employees of the Company to remain in the employ of the Company by providing them with retirement, disability and death benefits in addition to those which they may receive under the Company’s other benefit programs. The Salary Continuation Plan entitles participants to (i) retirement benefits upon normal retirement from the Company at age 65 (or early retirement as early as age 55) after completing at least 15 years of service with the Company (unless otherwise provided in the plan), payable for the remainder of their lives (or, if elected by a participant, a reduced benefit is payable for the remainder of the participant’s life and any surviving spouse’s life) and in no event for less than 10 years under the death benefit feature; (ii) disability benefits payable for the period of any pre-retirement total disability; and (iii) death benefits payable to the designated beneficiary of the executive for a period of up to 10 years.  The annual retirement benefit for retirement at age 65 is 50% of the executive’s final average earnings (defined as the average of the salary and bonus paid by the Company for the four individual calendar years of the executive’s highest compensation during the last eight full calendar years of the executive’s employment with the Company ending on or prior to the effective date of the executive’s retirement), which decreases proportionately to 30% of final average earnings for early retirement at age 55.  The annual disability benefit is structured to essentially equate to 66% of current pay (salary and bonus) at the time of disability.  The annual death benefit, for the 10-year payment period, is 50% of final average earnings, for a pre-retirement death, or a continuation of the actual retirement payments for the balance of the 10-year period (if any) for a post-retirement death (assuming no election of spousal survival benefits).  The Salary Continuation Plan is administered by the Compensation Committee, which has full discretion in choosing participants and the benefits applicable to each. The Company’s obligations under the Salary Continuation Plan are currently unfunded (although the Company uses insurance instruments to hedge its exposure thereunder); however, the Company is required to contribute the present value of its obligations thereunder to an irrevocable grantor trust in the event of a “Change in Control” (as such term is defined in the Salary Continuation Plan) of the Company.

Pursuant to the Salary Continuation Plan, the Company has maintained Salary Continuation Agreements with each of Named Executive Officers Messrs. Hendrix, Wells and Willoch since 1986, 1998 and 1997, respectively.  (The Company most recently amended and restated the Salary Continuation Agreements with Messrs. Hendrix, Wells and Willoch in January 2008, primarily to comply with Section 409A of the Internal Revenue Code of 1986, as amended.  The benefits under their amended and restated agreements are substantially similar to those under their respective prior agreements.)  The individual Salary Continuation Agreements contain essentially all of the benefit terms and conditions, and those agreements control in the event of any conflict with the Salary Continuation Plan document.  Please see the “Pension Benefits” table included in this Proxy Statement for information about the Salary Continuation Plan benefits applicable to Messrs. Hendrix, Wells and Willoch.

Special Incentive Programs

From time to time, the Committee may implement special incentive programs which provide executives an opportunity to earn additional compensation if specific performance objectives are met.  The time period for achievement of the objectives may vary from less than a year to a multiple-year period.  In each case, the performance objectives are designed to represent challenging but achievable targets that will serve to align the interests of executives with the interests of shareholders, and encourage executives to think and act as owners.  There were no special incentive programs adopted or outstanding during 2008.

In January 2009, the Committee adopted a special incentive program that provides executive officers of the Company a bonus compensation opportunity based on the achievement of a key business performance objective.  The performance objective is reduction in Company debt and/or accumulation of cash on the balance sheet in a specified amount by the end of fiscal year 2009.  (The baseline is the fiscal 2008 year-end balance sheet, and a specified minimum amount of operating income must be achieved as an additional condition to the bonus opportunity.)  This performance objective is viewed as particularly important by the Committee in light of the Company’s 10.375% Senior Notes which mature in February 2010.  The payout to each executive officer for achievement of the performance objective would be a cash amount equaling 50% to 100% of the officer’s respective base salary, depending on the extent (pro rata) to which a specified threshold is exceeded and the specified target is achieved.  The projected aggregate payout to the executive officers for achieving the objective would range from approximately $1.4 million (for achieving the threshold amount) to approximately $2.8 million (for achieving the target amount or more).  Any bonus paid under this program would be excluded from any severance benefits available to the officer in case of termination (except in case of termination following a change in control of the Company), and also would be excluded from the final average earnings formulas of Salary Continuation Agreements and all other applicable retirement or pension plans.

Severance Agreements

The Company has substantially similar Employment and Change in Control Agreements in effect with each of Messrs. Hendrix, Lynch, Wells and Willoch, and has two employment agreements in effect with Mr. Parnell covering his activities (i) within and (ii) outside of the United Kingdom.  These agreements generally provide for certain benefits (salary, bonus, medical benefits, etc.) in the event of a Named Executive Officer’s termination of employment without “cause” (as defined in the agreements), as well as certain benefits upon his resignation, death or disability.  These agreements also contain provisions placing restrictions on a Named Executive Officer’s ability to compete with the Company, or solicit its customers or employees, for a specified period of time following termination of employment.

For Messrs. Hendrix, Lynch, Wells and Willoch, these agreements provide for certain benefits in the event of a termination of employment in connection with a “Change in Control” (as defined in the agreements) of the Company.  (Mr. Parnell is not a party to a change in control agreement.)

Please see the further discussion below in the “Potential Payments Upon Termination or Change of Control” section of this Proxy Statement regarding the respective employment and change in control agreements of the Company’s Named Executive Officers.

Perquisites

In order to provide a market competitive total compensation package to certain of the Company’s executive officers, including the Named Executive Officers, the Company provides those limited perquisites that it believes enable its Named Executive Officers to perform their responsibilities efficiently and with minimal distractions.  In 2008, the Company provided the following perquisites to one or more of the Named Executive Officers:

• Company-provided automobile/allowance	• Company-provided telephone
• Health club dues	• Long-term care insurance
• Tax return preparation services	• Split dollar insurance agreement (for Mr. Hendrix only)
• Brokerage fees for 10b5-1 trading plan sales

Please see the “Summary Compensation Table” included in this Proxy Statement (and the notes thereto) for a more detailed discussion of these perquisites and their valuation.

Compensation Deductibility

An income tax deduction under federal law will be generally available for annual compensation in excess of $1 million paid to the chief executive officer and the named executive officers of a public corporation only if that compensation is “performance-based” and complies with certain other tax law requirements.  Executive compensation under the Company’s Executive Bonus Plan, described above, meets these requirements and therefore qualifies for an income tax deduction under federal law.

Although the Committee considers deductibility issues when approving executive compensation elements, the Company and the Committee believe that other compensation objectives, such as attracting, retaining and providing incentives to qualified managers, are important and may supersede the goal of maintaining deductibility.  Consequently, the Company and the Committee may make compensation decisions without regard to deductibility when it is deemed to be in the best interests of the Company and its shareholders to do so.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this 2009 Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 28, 2008, filed with the Securities and Exchange Commission.

THE COMPENSATION COMMITTEE

Thomas R. Oliver (Chair)
K. David Kohler
Harold M. Paisner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the executive officers of the Company served as either (1) a member of the Compensation Committee or (2) a director of any entity of which any member of the Compensation Committee is an executive officer. In addition, none of the executive officers of the Company served as a member of the compensation committee of any entity of which any member of the Board of Directors is an executive officer.

EXECUTIVE COMPENSATION AND RELATED ITEMS

Summary Compensation Table

The following table provides information about the compensation paid by the Company and its subsidiaries to the Company’s Named Executive Officers for each of the past three fiscal years.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(3)	Non-Equity Incentive Plan Compensation ($) (g)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(5)	All Other Compensation ($) (i)(6)	Total ($) (j)(7)
_________________	____	_____	_____	_____	_____	________	________	________	________
Daniel T. Hendrix,	2008	780,000	--	1,113,752	--	92,664	258,315	204,282	2,449,013
President and Chief	2007	750,000	--	1,017,165	31	1,470,000	609,727	148,642	3,995,565
Executive Officer	2006	725,000	--	676,641	28,460	954,535	698,239	99,030	3,181,905

Patrick C. Lynch,	2008	344,500	--	459,718	--	33,485	--	45,844	883,547
Senior Vice President	2007	325,000	--	282,655	--	574,275	--	90,582	1,272,512
and Chief Financial	2006	300,000	--	194,639	17,460	349,695	--	28,325	890,119
Officer

John R. Wells,	2008	525,000	--	579,611	--	38,557	104,606	98,552	1,346,326
Senior Vice President	2007	507,500	--	580,377	13	836,069	125,900	54,240	2,104,099
(Division President)	2006	490,000	--	374,175	11,384	676,288	274,091	38,966	1,864,904

Lindsey K. Parnell,	2008	282,596	--	626,996	--	--	--	59,108	968,700
Senior Vice President	2007	360,906	--	323,802	--	654,141	27,278	60,418	1,426,545
(Division President)(*)	2006	342,363	--	201,561	3,240	488,732	96,752	63,206	1,195,854

Raymond S. Willoch,	2008	372,250	--	515,157	--	36,183	89,770	67,671	1,081,031
Senior Vice President	2007	360,000	--	407,440	--	636,120	149,849	48,635	1,602,044
and General Counsel	2006	347,500	--	264,898	8,639	405,063	211,941	33,265	1,271,306
______

*
Mr. Parnell, as a Europe-based employee, is paid in British pounds sterling.  In calculating the U.S. dollar equivalent for disclosure purposes, the Company has converted each payment in pounds into dollars based on the exchange rate in effect as of the end of each fiscal year (£1 to $1.47 for 2008, £1 to $1.99 for 2007, and £1 to $1.96 for 2006).

(1)
The Company paid no discretionary bonuses, or bonuses based on performance metrics that were not pre-established and communicated to the Named Executive Officers, for 2006-2008.  All cash bonus awards for 2006-2008 were performance-based.  These payments, which were made under the Company’s Executive Bonus Plan, are reported in the “Non-Equity Incentive Plan Compensation” column (column (g)).

(2)
The amounts reported in the “Stock Awards” column include the compensation cost related to restricted stock awards granted in current and prior years, computed in accordance with Statement of Financial Accounting Standard No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123(R)”).  See the Note entitled “Shareholder’s Equity” to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 28, 2008, regarding assumptions underlying valuation of equity awards.  See the “Grants of Plan-Based Awards” table included in this Proxy Statement for information about equity awards granted in 2008, and the “Outstanding Equity Awards at Fiscal Year-End” table included in this Proxy Statement for information with respect to awards outstanding at year-end 2008.  The ultimate payout value with respect to the “Stock Awards” included in column (e) may be significantly more or less than the amounts shown, and possibly zero, depending on the Company’s financial performance or the price of the Company’s stock at the end of the performance or restricted period and the recipient’s tenure of employment.  For a description of the performance criteria, please see the discussion contained in the Compensation Discussion and Analysis herein.

(3)
The amounts reported in the “Option Awards” column include the compensation cost related to stock option awards granted in years prior to 2006 (no options were granted to the Named Executive Officers during 2006-2008), computed in accordance with SFAS 123(R). See the Note entitled “Shareholder’s Equity” to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 28, 2008, regarding assumptions underlying valuation of equity awards.  See the “Outstanding Equity Awards at Fiscal Year-End” table included in this Proxy Statement for information with respect to awards outstanding at year-end 2008.  The ultimate payout value of option awards may be significantly more or less than the amounts shown, and possibly zero, depending on the price of the Company’s stock during the term of the option award.

(4)
The amounts reported in the “Non-Equity Incentive Plan Compensation Earnings” column for 2008 reflect the amounts earned by and paid to each named Executive Officer under the Company’s Executive Bonus Plan. The amounts reported in the “Non-Equity Incentive Plan Compensation” column for 2007 reflect the amounts earned by and paid to each Named Executive Officer under the Company’s Executive Bonus Plan ($907,500, $330,525, $455,444, $383,463 and $366,120 for Messrs. Hendrix, Lynch, Wells, Parnell and Willoch, respectively), as well as under the 2007 Special Incentive Program adopted by the Compensation Committee ($562,500, $243,750, $380,625, $270,678 and $270,000 for Messrs. Hendrix, Lynch, Wells, Parnell and Willoch, respectively).  The amounts reported for 2006 reflect the amounts earned by and paid to each Named Executive Officer under the Company’s Executive Bonus Plan ($682,660, $237,195, $492,538, $362,305 and $274,750 for Messrs. Hendrix, Lynch, Wells, Parnell and Willoch, respectively), as well as the 2005-2006 Special Incentive Program adopted by the Compensation Committee ($271,875, $112,500, $183,750, $126,927 and $130,313 for Messrs. Hendrix, Lynch, Wells, Parnell and Willoch, respectively).  The material provisions of the Executive Bonus Plan are more fully described in the Compensation Discussion and Analysis included herein.

(5)
The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent aggregate changes in the actuarial present value of the Named Executive Officers’ accumulated benefit under our Pension Plans (for Mr. Parnell) and the Company’s Salary Continuation Plan (for Messrs. Hendrix, Wells and Willoch).  In 2008, the actuarial present value of Mr. Parnell’s accumulated benefit under the Pension Plans declined by $28,077.  Mr. Lynch does not participate in a Pension Plan or the Salary Continuation Plan.  The Company does not pay any above-market interest (or any guaranteed interest rate) on its Nonqualified Plan.  See the “Pension Benefits” table of this Proxy Statement for information about these benefits afforded each of the Company’s Named Executive Officers.

(6)
The amounts reported in the “All Other Compensation” column reflect, for each Named Executive Officer, the sum of (i) the incremental cost to the Company of all perquisites and other personal benefits (including the dollar value of life and long-term care insurance premiums paid by the Company), and (ii) amounts contributed by the Company to the 401(k) Plan, the Nonqualified Plan, and the Interface Europe Pension Scheme (collectively, the “Company Retirement Plans”).  Amounts contributed to the Company Retirement Plans are calculated on the same basis for all participants in the relevant plan, including the Named Executive Officers. The material provisions of the Company Retirement Plans are contained in the Compensation Discussion and Analysis herein.

The following table outlines those perquisites and all other compensation required by SEC rules to be separately quantified that were provided to the Company’s Named Executive Officers during 2008.

Name __________________	Automobile ($) _________	Telephone ($) ________	Long-Term Care Insurance Premiums ($) ________	Split Dollar Insurance Premiums ($) ________	Other ($) ____	Dividends on Restricted Stock ($) ________	Company Contributions to Retirement Plans ($) ________

Daniel T. Hendrix	14,606	3,364	5,469	72,032	4,423	33,097	71,291
Patrick C. Lynch	14,463	3,266	4,481	--	3,934	12,800	6,900
John R. Wells	14,804	2,533	5,421	--	4,474	22,510	48,810
Lindsey K. Parnell	21,812	4,841	--	--	--	13,120	19,335
Raymond S. Willoch	15,178	1,116	5,019	--	5,263	15,001	26,094

Automobile/Automobile Allowance.  Each of Messrs. Hendrix, Lynch, Wells, Parnell and Willoch were provided with use of a company-provided automobile or an automobile allowance, plus fuel and maintenance.

Telephone.  The Company paid certain fees associated with the Named Executive Officers’ use of company-provided cellular telephones.  In addition, certain fees associated with landline telephone and facsimile services were paid on Mr. Parnell’s behalf.

Long-Term Care Insurance.  The Company paid certain premiums associated with long-term care insurance policies covering Messrs. Hendrix, Lynch, Wells and Willoch.  As a Europe-based employee, Mr. Parnell was not eligible for coverage under these long-term care policies.

Split Dollar Insurance Agreement with Daniel T. Hendrix.   The Company is a party to a split-dollar insurance agreement (the “Hendrix Split Dollar Agreement”) with Mr. Hendrix.  Pursuant to the Hendrix Split Dollar Agreement, Mr. Hendrix has obtained an insurance policy on his life, and the Company pays the premiums on such policy as an additional employment benefit for Mr. Hendrix.  The annual premium is $72,032.  Mr. Hendrix is the owner of the policy, and has assigned to the Company a portion of the death benefit that is equal to the greater of (i) the total amount of the unreimbursed premiums paid by the Company with respect to the policy, or (ii) the death benefit under the policy in excess of $2,000,000, which amount totaled $992,045 as of December 28, 2008.  The balance of the death benefits will be payable to the beneficiaries of the policy designated by Mr. Hendrix.

Other.  The Company paid certain fees or costs associated with health club membership dues (on behalf of Messrs. Hendrix, Lynch and Willoch), tax return preparation (on behalf of Messrs. Hendrix, Lynch, Wells and Willoch) and brokerage fees related to sales made pursuant to 10b5-1 trading plans (on behalf of Mr. Willoch, who terminated his 10b5-1 trading plan in December 2008).

Dividends on Restricted Stock.  In 2008, the Company paid on all outstanding Common Stock of the Company (including restricted stock) a dividend of $0.03 per share on a quarterly basis.  The amounts in the “Dividends on Restricted Stock” column reflect dividends on the restricted shares of each Named Executive Officer in 2008.

Contributions to Retirement Plans.  The Company makes matching contributions, on the same terms and using the same formulas as for other participating employees, to each U.S.-based Named Executive Officer’s account under the 401(k) Plan and the Nonqualified Plan, as applicable.

The amounts reflected below represent the contributions by the Company during 2006-2008:

Name ___________________	Year ______	Company Contribution To 401(k) Plan ($) __________	Company Contribution To Nonqualified Plan ($) _____________

Daniel T. Hendrix	2008	6,900	64,391
	2007	6,750	25,775
	2006	4,400	--

Patrick C. Lynch	2008	6,900	--
	2007	6,750	57,454
	2006	4,400	6,254

John R. Wells	2008	6,900	41,910
	2007	6,750	13,775
	2006	4,400	13,266

Raymond S. Willoch	2008	6,900	19,194
	2007	6,750	9,382
	2006	4,400	8,150

The Company’s 2007 contribution to the Nonqualified Plan of Mr. Lynch included a $50,000 discretionary contribution under the Key Employee Retirement Savings Benefit and is subject to vesting criteria as described in the Compensation Discussion and Analysis included herein.  As a Europe-based employee, Mr. Parnell is ineligible to participate in the 401(k) Plan and the Nonqualified Plan.  Mr. Parnell is eligible to participate in the Interface Europe Pension Scheme (the “Europe Pension Scheme”).  Under the terms of the Europe Pension Scheme, the Company contribution amount is based on a percentage of pensionable earnings, with the rate applied depending on the category of membership.  Mr. Parnell’s specific category of membership entitled him to a Company contribution rate of 11.3% (subject to a maximum yearly contribution) through May of 2007 and a Company contribution rate of 12.9% (subject to a maximum yearly contribution) for the remaining part of 2007 and 2008.  The Company’s contribution to Mr. Parnell’s accrual of benefits under the Europe Pension Scheme was $19,335 in 2008, $27,060 in 2007 and $23,341 in 2006.

(7)
In 2008, salary as a percentage of total compensation for each of Messrs. Hendrix, Lynch, Wells, Parnell and Willoch was 31.8%, 39.0%, 39.0%, 29.2% and 34.4%, respectively.  In 2007, salary as a percentage of total compensation for each of Messrs. Hendrix, Lynch, Wells, Parnell and Willoch was 18.8%, 25.5%, 24.1%, 27.1% and 22.5%, respectively.  In 2006, salary as a percentage of total compensation for each of Messrs. Hendrix, Lynch, Wells, Parnell and Willoch was 22.7%, 33.7%, 26.3%, 28.6% and 27.3%, respectively.  As reflected in column (d), the Company paid no discretionary bonuses during 2006-2008.

Grants of Plan-Based Awards

The following table provides information about awards granted to the Company’s Named Executive Officers in 2008, as well as potential future payments associated therewith.  None of the following amounts were earned or paid during 2008.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
		___________________________________			___________________________________
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)(1)	Maximum (#) (h)(2)	Grant Date Fair Value of Stock and Option Awards ($) (l)(3)
Daniel T. Hendrix	01-10-08	--	--	--	0	167,000	167,000	2,359,710
Patrick C. Lynch	01-10-08	--	--	--	0	80,000	80,000	1,130,400
John R. Wells	01-10-08	--	--	--	0	112,500	112,500	1,589,625
Lindsey K. Parnell	01-10-08	--	--	--	0	85,000	85,000	1,201,050
Raymond S. Willoch	01-10-08	--	--	--	0	80,000	80,000	1,130,400
______

(1)
The awards reflected in column (g) represent the number of shares of restricted stock granted to the executive on January 10, 2008 under the Omnibus Stock Plan.  The 2008 awards were higher than the typical restricted stock awards in prior years because they were made pursuant to a three-year performance program.  See the Compensation Discussion and Analysis herein for additional information on these awards.  The performance objective under the 2008 awards is improvement in the Company’s earnings per share plus dividends.  Fifty percent of each 2008 award is eligible to vest on the fifth anniversary of the grant date if the executive remains employed by the Company at that time, but the shares eligible to vest based on tenure of employment are reduced share-for-share by the number of shares that performance vest.  The amounts recognized for financial reporting purposes under SFAS 123(R) for these shares of restricted stock are included in the “Stock Awards” column (column (e)) of the Summary Compensation Table.

(2)
Under the 2008 awards, there originally was no stated maximum number of shares that would be issued to the extent the target amount for the three-year performance period was exceeded.  However, the concept of issuing additional shares for exceeding the target subsequently was removed in January 2009.

(3)
The amounts reflected in column (l) represent the dollar value of restricted stock granted on January 10, 2008 to the executives calculated by multiplying the number of shares awarded by $14.13, the closing price of the Company’s Class A Common Stock as reported by the Nasdaq Stock Market on the trading date immediately preceding the date of grant.  No options were awarded to any of the Named Executive Officers in 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the number of shares covered by exercisable and unexercisable options and vested and unvested restricted stock awards granted to the Company’s Named Executive Officers as of December 28, 2008.

	Option Awards					Stock Awards
	________________________________________________________________					_______________________________________________

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
________________	_________	__________	_________	_______	________	_______	________	_________	__________
Daniel T. Hendrix	--	--	--	--	--	275,810	1,398,357	--	--
Patrick C. Lynch	--	--	--	--	--	106,667	540,802	--	--
John R. Wells	--	--	--	--	--	187,584	951,051	--	--
Lindsey K. Parnell	1,500	--	--	4.75	11-26-11	109,333	554,318	--	--
Raymond S. Willoch	--	--	--	--	--	125,006	633,780	--	--
______

(1)
Restricted stock awards that have not yet vested are subject to forfeiture by the Named Executive Officers under certain circumstances. For a description of the related performance criteria, please see the discussion contained in the Compensation Discussion and Analysis herein.  The restricted stock vesting dates for each Named Executive Officer range from 2009-2013.

(2)
The market value referenced above is based on the closing price of $5.07 per share of the Company’s Class A Common Stock on December 26, 2008 (the last trading day of the Company’s 2008 fiscal year), as reported by the Nasdaq Stock Market.

Option Exercises and Stock Vested

The following table provides information about the number and corresponding value realized during 2008 with respect to (i) the exercise of stock options, and (ii) the vesting of restricted stock for each of the Company’s Named Executive Officers.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)(1)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(2)
Daniel T. Hendrix	--	--	107,385	1,721,930
Patrick C. Lynch	--	--	24,300	399,006
John R. Wells	64,682	513,490	50,684	808,529
Lindsey K. Parnell	--	--	47,397	778,259
Raymond S. Willoch	--	--	40,810	659,120
______

(1)
This amount represents the difference at date of exercise between the respective exercise prices of the stock options and the proceeds from the sales on that same date.  The stock options exercised by Mr. Wells had exercise prices ranging from $4.25 to $9.00 per share, and included options granted between 1999 and 2002.

(2)	These amounts represent the product of the number of shares vested and the closing price of the Company’s Class A Common Stock on the Nasdaq Stock Market on the vesting date.

Pension Benefits

The following table provides information about the pension benefits for each of the Company’s Named Executive Officers.

Name (a)	Plan Name (b)(1)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)

Daniel T. Hendrix	Salary Continuation Plan	15	4,550,418	--
Patrick C. Lynch	--	--	--	--
John R. Wells	Salary Continuation Plan	15	1,842,708	--
Lindsey K. Parnell	Europe Pension Scheme	12	344,862	--
Raymond S. Willoch	Salary Continuation Plan	15	1,581,373	--
______

(1)
The benefits under the Salary Continuation Plan vest upon 15 years of service and attainment of the age of 55, with maximum benefit accruing at age 65.  None of the Named Executive Officers participating in the Salary Continuation Plan have reached age 55.  The above values assume commencement of payment of the maximum benefit at age 65.  All other assumptions are the same as are used for financial reporting purposes under generally accepted accounting principles.

Non-Qualified Deferred Compensation

The following table provides information about the contributions, earnings and account balances of the Company’s applicable deferred compensation plans for each of the Company’s Named Executive Officers.

Name (a)(1)	Executive Contributions in Last FY ($) (b)	Company Contributions in Last FY ($) (c)(2)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)(3)
_______________	____________	__________	________	___________	________

Daniel T. Hendrix	84,831	64,391	4,247	264,840	70,231
Patrick C. Lynch	22,679	--	(60,647)	--	278,636
John R. Wells	127,853	41,910	(206,304)	--	1,427,719
Lindsey K. Parnell	--	--	--	--	--
Raymond S. Willoch	22,334	19,194	945	66,889	22,801
______

(1)
The Company maintains the Interface, Inc. Nonqualified Savings Plan and Interface, Inc. Nonqualified Savings Plan II (collectively, the “Nonqualified Plan”) for certain U.S.-based “highly compensated employees” (as such term is defined in applicable IRS regulations), including the Named Executive Officers who are based in the United States (Messrs. Hendrix, Lynch, Wells and Willoch).  As with the Company’s 401(k) Plan, Messrs. Hendrix, Lynch, Wells and Willoch are eligible to participate in the Nonqualified Plan on the same terms as other eligible executive and non-executive employees based in the United States, and receive the same benefits afforded all other participants.

Under the Nonqualified Plan, all eligible employees can elect to defer, on a pre-tax basis, a portion of their salary and/or annual bonus compensation.  (Up to 80% of base salary and 100% of annual bonus compensation can be deferred.)  Each participant elects when the deferred amounts will be paid out, which can be during or after employment, subject to the provisions of Section 409A of the Internal Revenue Code.  The employee earns a deferred return based on deemed investments in mutual funds selected by the employee from a list provided by the Company.  The investment risk is borne entirely by the employee participant.  Gains and losses are credited based on the participant’s election of a variety of deemed investment choices.  Participants’ accounts may or may not appreciate, and may even depreciate, depending on the performance of their deemed investment choices.  None of the deemed investment choices provide interest at above-market rates (or any guaranteed interest rate).  The Company has established a Rabbi Trust to hold, invest and reinvest deferrals and contributions under the Nonqualified Plan, and all deferrals are paid out in cash upon distribution.

(2)
The amounts reported in column (c) reflect, for each Named Executive Officer (as applicable), the actual amounts contributed by the Company to the Nonqualified Plan during fiscal year 2008 (including contributions in 2008 with respect to compensation deferrals in 2007).

(3)
The amounts reported in column (d) were not reported as compensation to the Named Executive Officers in the Company’s Summary Compensation Table.  However, the Company’s matching contributions reported in column (c) are included in the “All Other Compensation” column of the Company’s Summary Compensation Table.

Director Compensation

The following table provides information about the compensation paid to the Company’s directors in 2008 (excluding Company President and Chief Executive Officer Daniel T. Hendrix, a Named Executive Officer, whose 2008 compensation is presented in the Summary Compensation Table included herein).

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)(1)	Option Awards ($) (d)(2)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
__________________	________	______	______	__________	____________	___________	_______
Ray C. Anderson (3)	350,000	--	--	308,000	282,935	345,231	1,286,166
Edward C. Callaway (4)	50,000	48,320	10,023	--	--	540	108,883
Dianne Dillon-Ridgley (4)	51,000	48,320	--	--	--	540	99,860
Carl I. Gable (4)	65,000	48,320	--	--	--	540	113,860
June M. Henton (4)	56,000	48,320	--	--	--	540	104,860
Christopher G. Kennedy (4)	51,000	48,320	--	--	--	540	99,860
K. David Kohler (4)	50,000	43,716	52,673	--	--	540	146,929
James B. Miller, Jr. (4)	50,000	48,320	--	--	--	540	98,860
Thomas R. Oliver (4)	61,000	43,716	--	--	--	540	105,256
Harold M. Paisner (4)	50,000	43,716	73,200	--	--	540	167,456
______

(1)
The amounts reported in the “Stock Awards” column include the compensation cost for 2008 related to restricted stock awards granted in current and prior years, computed in accordance with SFAS 123(R).  See the Note entitled “Shareholder’s Equity” to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 28, 2008, regarding assumptions underlying valuation of equity awards.  The ultimate payout value may be significantly more or less than the amounts shown, and possibly zero, depending on the Company’s financial performance and the recipient’s tenure as a director.  In 2008, each of the directors listed in the table (except Mr. Anderson) received an award of 3,000 shares of restricted stock having a grant date fair value of $14.13 per share.  As of December 28, 2008, each of those same directors held an aggregate of 4,500 shares of restricted stock that had not vested.

(2)
The amounts reported in the “Option Awards” column include the compensation cost for 2008 related to option awards granted in prior years, computed in accordance with SFAS 123(R). See the Note entitled “Shareholder’s Equity” to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 28, 2008, regarding assumptions underlying valuation of equity awards.  The ultimate payout value may be significantly more or less than the amounts shown, and possibly zero, depending on the price of the Company’s stock during the term of the option award.  No options were granted to directors in 2008.  As of December 28, 2008, each of Messrs. Anderson, Gable and Oliver and Ms. Henton held 15,000 outstanding options, each of Messrs. Callaway, Kohler and Paisner held 20,000 outstanding options, each of Messrs. Kohler and Miller held 25,000 outstanding options, and Ms. Dillon-Ridgley held 5,000 outstanding options.

(3)
Ray C. Anderson, who serves as Chairman of the Board and Chairman of the Executive Committee of the Board, remains an employee of the Company.  Mr. Anderson is the Company’s primary spokesperson in support of its environmental sustainability initiative, giving over 150 speeches, webcasts and interviews during 2008, reaching a total estimated audience in the millions.  In his capacity as an employee, Mr. Anderson was compensated during 2008 in the amounts reflected in the table above.

The amount reported in the “Non-Equity Incentive Plan Compensation” column reflects the amount earned by and paid to Mr. Anderson for 2008 under the Company’s Executive Bonus Plan.  The material provisions of the Executive Bonus Plan are more fully described in the Compensation Discussion and Analysis included herein.  In addition, as an employee of the Company, Mr. Anderson also was covered by certain of the Company’s benefits programs, such as medical and dental insurance plans.  Mr. Anderson entered into an amended and restated Employment Agreement and Change in Control Agreement with the Company in July 2008 that is substantially similar to those described below for Messrs. Hendrix, Lynch, Wells and Willoch (except that Mr. Anderson’s agreement expires upon his reaching age 76).

The Company maintains a Salary Continuation Agreement with Mr. Anderson pursuant to the Salary Continuation Plan described in the Compensation Discussion and Analysis herein.  The amount reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column relates to Mr. Anderson’s accumulated benefit thereunder.  In 2007, Mr. Anderson’s salary was reduced to $350,000 and he began drawing payments under his Salary Continuation Agreement totaling $449,605 per year.  The amount in column (f) reflects the reduction in the actuarial present value of his salary continuation benefits, plus the salary continuation payments of $449,605, for a net change of $282,935.

All Other Compensation.  The amount reported in column (g) for Mr. Anderson reflects the sum of (i) the incremental cost to the Company of all perquisites and other personal benefits (including the dollar value of split dollar life insurance premiums paid by the Company), and (ii) the amount contributed by the Company to The Georgia Institute of Technology to endow the Anderson Interface Associate Professor Chair (the Company has no commitment to make future contributions).

The following table outlines those perquisites and all other compensation required by SEC rules to be separately quantified that were provided to Mr. Anderson during 2008.

Name	Automobile ($)	Health Club Dues ($)	Financial, Legal and Tax Planning ($)	Telephone ($)	Split Dollar Insurance Premiums ($)	Charitable Contribution ($)
______________	__________	__________	____________	_________	__________	__________
Ray C. Anderson	9,081	1,969	37,483	2,814	173,000	120,884

Automobile/Automobile Allowance.  Mr. Anderson was provided with use of a company-provided automobile, plus fuel and maintenance.

Health Club Dues.  Certain health club membership dues were paid on behalf of Mr. Anderson.  The Company does not provide any tax reimbursement in connection with the personal use of the club.

Financial, Legal and Tax Planning.  The Company paid certain fees associated with Mr. Anderson’s use of certain financial, legal and tax planning services, which included tax preparation and estate planning services.

Telephone.  The Company paid certain fees associated with Mr. Anderson’s use of a company-provided cellular telephone.

Split Dollar Insurance Agreement with Ray C. Anderson and Mary Anne Lanier.  The Company is a party to a split-dollar insurance agreement (the “Anderson Split Dollar Agreement”) with Mr. Anderson and Mary Anne Anderson Lanier, as Trustee of the Ray Christie Anderson Family Trust (the “Trust”).  Pursuant to the Anderson Split Dollar Agreement, the Company has obtained an insurance policy on the lives of Mr. Anderson and his spouse, and it pays the premiums on such policy as an additional employment benefit for Mr. Anderson.  The annual premium is $173,000.  The Company is the owner of the policy, and has endorsed to the Trust the right to name a beneficiary of a portion of the death benefit that is approximately equal to the full death benefit minus the greater of (1) the total amount of the unreimbursed premiums paid by the Company with respect to the policy, and (2) the cash value of the policy.  Upon the death of the last to die of Mr. Anderson and his spouse, the Company will receive a portion of the death benefit in an amount that is approximately equal to the greater of (i) the total amount of the unreimbursed premiums paid by the Company with respect to the policy, or (ii) the cash value of the policy, which amount totaled $1,219,000 as of December 28, 2008.

(4)
For fiscal year 2008, the Company’s non-employee directors (“outside directors”) were paid an annual director’s fee of $45,000.  Outside directors who serve on the Audit Committee, the Compensation Committee and the Nominating & Governance Committee were paid an additional $5,000 per year, except that the respective Chairpersons of the Audit Committee, Compensation Committee and Nominating & Governance Committee were paid an additional $10,000 per year (rather than $5,000).  In addition, the lead independent director of the Board was paid an incremental $10,000 per year.  Directors also were reimbursed for expenses in connection with attending Board and Committee meetings.

In 2008, each outside director was awarded 3,000 restricted shares of Company stock.  The awards of restricted stock vest in two increments (one-half each) on the first and second anniversaries, respectively, of the grant date of the award if the individual continues to serve as a director on those dates.  Also in 2008, the Company paid a dividend of $0.03 per share on Common Stock (including restricted stock) on a quarterly basis.  The amounts in the “All Other Compensation” column reflect dividends on the restricted shares of each director in 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors of the Company recognizes that transactions with related persons can present a heightened risk of conflict of interests and/or improper valuation (or the perception thereof).  Accordingly, as a general matter, it is the Company’s preference to avoid transactions with related persons.  Nevertheless, there are circumstances where the Company may obtain products or services (i) of a nature, quantity or quality that are not readily available from alternative sources, (ii) on terms comparable to those provided by other, unrelated parties, or (iii) when the Company provides products or services on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms provided to employees generally.

Policy Regarding Review, Approval or Ratification of Transactions Involving Related Persons

The Company has adopted a written policy (the “Related Transactions Policy”) with respect to the review, approval or ratification of transactions with related persons involving the Company (or its subsidiaries or controlled affiliates).  In evaluating potential transactions with related persons, the Related Transactions Policy incorporates and applies the contents of Item 404(a) of Regulation S-K (including but not limited to the definitions of “related persons” and “transaction”, as well as the threshold for “direct or indirect material interest” contained therein).

Prior to entering into a transaction with a related person, the related person is required to advise a Company-designated “Compliance Officer” (currently the Company’s General Counsel), who shall determine whether the proposed transaction is a transaction with a related person under this policy.  If the Compliance Officer determines that the proposed transaction is a transaction with a related person, the transaction is required to be submitted to the Audit Committee of the Board of Directors for consideration at its next meeting or, in those instances in which it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, to the Chair of the Audit Committee (who possesses delegated authority to act between committee meetings).  The Audit Committee (or where submitted to the Chair, the Chair) shall consider all of the available relevant facts and circumstances, including (if applicable) but not limited to:  (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which the director is a partner, equity holder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to or from unrelated third parties or employees generally, as the case may be.  After review, the Audit Committee or Chair either approves or disapproves the proposed transaction and advises the Compliance Officer, who in turn conveys the decision to the appropriate persons within the Company.  No member of the Audit Committee is permitted to participate in any review, consideration, or approval of any potential transaction with a related person with respect to which such member or any of his or her immediate family members is a related person.

The Related Transactions Policy also provides for the review of (i) transactions involving related persons entered into by the Company not previously approved or ratified under this policy, as well as (ii) any previously approved or ratified transactions with related persons that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000.  The policy also explicitly requires disclosure of all transactions that are required to be disclosed under the Securities Act of 1933, the Securities Exchange Act of 1934 and related rules and regulations.

Transactions Involving Related Persons

A wholly-owned subsidiary of the Company employs James A. Lanier, Jr., son-in-law of Company non-executive Chairman Ray C. Anderson, as its Vice President of Sales, Higher Education.  In 2008, Mr. Lanier earned salary and bonus of $231,388, an automobile allowance of $7,800, and participated in certain of the Company’s benefit programs generally available to employees in the U.S.

DIRECTOR INDEPENDENCE

For each director, the Board makes a determination of whether the director is “independent” under the criteria established by the Nasdaq Stock Market and other governing laws and regulations.  In its review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company.  The current directors are Ray C. Anderson, Edward C. Callaway, Dianne Dillon-Ridgley, Carl I. Gable, Daniel T. Hendrix, June M. Henton, Christopher G. Kennedy, K. David Kohler, James B. Miller, Jr., Thomas R. Oliver and Harold M. Paisner.  As a result of its review, the Board has determined that all of the current directors, with the exception of Ray C. Anderson and Daniel T. Hendrix (who are employees), are independent.

The independent directors meet in regularly scheduled executive sessions without Messrs. Anderson and Hendrix or other members of management present.  In 2008, the independent directors met four times in executive session.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the Company’s equity compensation plans as of December 28, 2008.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
______________________________________	________________	_________________	_________________
Equity Compensation Plan Approved by Security Holders:
Omnibus Stock Plan	662,970	$7.95	1,185,948	(1)
Equity Compensation Plan Not Approved by Security Holders:
Individual Compensation Arrangements(2)	16,000	$7.00	0

(1)	Each share issued under the Omnibus Stock Plan pursuant to an award other than a stock option will reduce the number of remaining shares available by two shares.

(2)
As of December 28, 2008, the Company maintained stock option agreements outside the Omnibus Stock Plan with one independent (non-employee) service provider with respect to a total of 16,000 shares at $7.00 per share.  The agreements provide for a five-year vesting period (all options under the agreements have now vested) and a ten-year term.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company is generally obligated to provide its Named Executive Officers with certain payments or other forms of compensation when their employment with the Company is terminated.  The actual amount of compensation due each of the Named Executive Officers, as well as the duration of any periodic payments, depends on both the circumstances surrounding the termination, as well as the particulars of any employment-related agreements to which the Company and the Named Executive Officer are party.  As of December 28, 2008, the Company had Employment and Change in Control Agreements with Messrs. Hendrix, Lynch, Wells and Willoch, which generally describe the benefits payable at, following, or in connection with various termination scenarios.  The Company also had employment agreements with Mr. Parnell as of December 28, 2008.  These are summarized as follows:

Employment and Change in Control Agreements

The Company has maintained Employment and Change in Control Agreements with each of Messrs. Hendrix, Wells and Willoch since the mid-1990s, and with Mr. Lynch since 2005.  (The Company most recently amended and restated these Employment and Change in Control Agreements in January 2008, primarily to conform such agreements to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended).  Each Employment and Change in Control Agreement is for a rolling two-year term, such that the remaining term is always two years (until a specified retirement age).  The Company may terminate any of such agreements at any time, with or without cause, and each executive may voluntarily terminate his respective employment upon 90 days notice.  The agreements provide for certain benefits in the event of various termination scenarios, including termination without cause, termination with cause, voluntary retirement or resignation, termination due to death or disability, and termination in connection with a “change in control” (as defined in the agreements) of the Company.  The agreements also entitle the executives to receive a tax “gross up” payment to cover the amount of any excise taxes imposed on the benefits payable in the event of a termination in connection with a “change in control.”  Each agreement also contains provisions placing restrictions on the executive’s ability to compete with the Company for a period of two years following the termination of his employment.

In March of 2007, the Company entered into two separate employment agreements with Named Executive Officer Mr. Parnell (one agreement applies to Mr. Parnell’s activities performed on the Company’s behalf within the United Kingdom; the other applies to his activities outside of the U.K.).  Both agreements contain substantially similar terms, except that the specified compensation in each agreement correlates to the estimated amount of time Mr. Parnell anticipates spending within and outside of the U.K.  The agreements remain in effect until such time as the Company provides Mr. Parnell with twelve months’ notice (or pay in lieu of notice) of its intention to terminate Mr. Parnell’s employment relationship.  The employment agreements also contain provisions placing restrictions on Mr. Parnell’s ability to compete with the Company for a six month period following the termination of employment, as well as solicit its customers or employees for a twelve month period following the termination of employment.

Payments to Named Executive Officers Upon Termination or Change in Control

In the event that any of the Named Executive Officers (i) retired or voluntarily resigned, (ii) died or suffered a disability, (iii) was terminated by the Company (x) with “cause” (“summary dismissal” in the case of Mr. Parnell), (y) without “cause” or (z) experienced certain terminations (without cause) in connection with a “change in control” (as applicable, and as such terms are defined in the respective agreements) on December 26, 2008, they would have been entitled to receive the following types of payments and benefits, and would have been subject to the various restrictive covenants, described below.

Upon Retirement or Voluntary Resignation:

Payment, Benefit or Restrictive Covenant	Entitled to Receive
Base Salary	Executive would be entitled to receive his base salary (then-current amount) through the effective date of retirement or resignation.
Bonus
Executive would be entitled to receive a prorated portion of his annual bonus opportunity calculated based on the date of retirement or resignation (e.g., a June 30 retirement or resignation would entitle executive to 50% of the bonus otherwise payable).

Stock Options
Executive would forfeit any unvested stock options; all previously-vested options would terminate over the period of time specified in the applicable stock option agreements (typically 12 to 24 months).

Restricted Stock
Executive would forfeit any unvested restricted stock awards, except that upon retirement at age 65 or thereafter Executive would immediately vest in a percentage of all unvested restricted stock awards as specified in the applicable restricted stock agreement(s).

Salary Continuation Plan/Europe Pension Plan
Salary Continuation Plan participant would receive full benefits upon retirement at age 65 after completing at least 15 years of service, payable for the remainder of his life (or, if elected, a reduced benefit for the remainder of his life and any surviving spouse’s life).  A reduced benefit is available to participant beginning at age 55.  Upon retirement or voluntary resignation prior to age 55, Salary Continuation Plan participants would receive no benefit.  Participant is prohibited from competing with the Company while receiving benefits.  Europe Pension Plan participant Mr. Parnell would receive full pension benefits per the terms of the Pension Plan documents assuming retirement at age 65, or a reduced benefit upon retirement before age 65.

Other Employee Retirement Plans	No additional benefit beyond those to which the executive normally would be entitled under the Company’s 401(k) Plan and Nonqualified Plan following termination of employment.
Health, Life and Other Insurance Coverages
Upon attaining age 50 with 15 years of service, or age 55 with 10 years of service, all U.S. based employees are eligible to participate in the Company’s Retiree Medical Plan provided that the employee pays the associated premium (which is designed to cover the full cost of the plan).  No additional benefits are received beyond those to which the executive normally would be entitled under the terms of the respective medical and/or insurance plans.  Mr. Hendrix has a Split Dollar Insurance Policy as described in footnote 6 to the 2008 Summary Compensation Table.

Restrictive Covenants
Executive would be prohibited from competing with the Company, or soliciting its customers or employees, for a two year period following retirement or resignation.  Mr. Parnell would be prohibited from competing with the Company for a six month period following termination of employment or from soliciting its customers or employees for a 12 month period following termination of employment.

Upon Death/Disability:

Payment, Benefit or Restrictive Covenant	Entitled to Receive
Base Salary	Executive would be entitled to receive his base salary (then-current amount) through the date of termination due to death/disability.
Bonus
Executive would be entitled to receive a prorated portion of his annual bonus opportunity calculated based on the date of termination due to death/disability (e.g., a June 30 termination due to death/disability would entitle executive to 50% of the bonus otherwise payable).

Stock Options
Executive would forfeit any unvested stock options; all previously-vested options would terminate over the period of time specified in the applicable stock option agreements (typically 12 to 24 months following termination due to disability and 24 months following termination due to death).

Restricted Stock	Executive would immediately vest in a percentage of all unvested restricted stock awards, as specified in the applicable restricted stock agreement(s).
Salary Continuation Plan/Europe Pension Plan
Upon Salary Continuation Plan participant’s death, he would receive a 10 year certain payout of an annual benefit level as if he were eligible for full benefits (e.g., age 65).  Upon a participant’s disability, he would receive a payout at an annual benefit level that when combined with all other Company-sponsored disability security and salary continuation payments being paid, equals 66 2/3% of average salary and bonus during the preceding 1-3 years.  The annual benefit level would continue for as long as the participant remains disabled, up to age 65, at which point the benefit would be reduced to the annual salary continuation benefit he would have received upon early retirement at age 55.  Participant is prohibited from competing with the Company while receiving benefits.  In the event of termination for disability, Europe Pension Plan participant Mr. Parnell would receive full pension benefits per the terms of the plan as if Mr. Parnell remained employed until the “normal retirement date” at age 65.  In the event of his death, Mr. Parnell’s wife would receive a lump sum payment in the amount of three times pensionable earnings plus annual payments (for the rest of her life) in an amount equal to 50% of the benefits that Mr. Parnell would have received if he had continued working and retired at age 65.

Other Employee Retirement Plans	No additional benefit beyond those to which the executive would be normally entitled under the Company’s 401(k) Plan and Nonqualified Plan following termination of employment.
Health, Life and Other Insurance Coverages
Upon attaining age 50 with 15 years of service, or age 55 with 10 years of service, all U.S. based employees are eligible to participate in the Company’s Retiree Medical Plan provided that the employee pays the associated premium (which is designed to cover the full cost of the plan).  No additional benefits are received beyond those to which the executive would be normally entitled under the terms of the respective medical and/or insurance plans.  Mr. Hendrix has a Split Dollar Insurance Policy as described in footnote 6 to the 2008 Summary Compensation Table.

Restrictive Covenants
Executive would be prohibited from competing with the Company, or soliciting its customers or employees, for a two year period following any termination due to disability. Mr. Parnell would be prohibited from competing with the Company for a six month period following termination of employment or from soliciting its customers or employees for a 12 month period following termination of employment.

Upon Termination With “Cause”/”Summary Dismissal”:

Payment, Benefit or Restrictive Covenant	Entitled to Receive
Base Salary	Executive would be entitled to receive his base salary (then-current amount) through the effective date of termination.
Bonus	No benefit.
Stock Options	Executive would forfeit any unvested stock options; all previously-vested options would terminate three months following termination.
Restricted Stock	Executive would forfeit any unvested restricted stock awards.
Salary Continuation Plan/Europe Pension Plan
Salary Continuation Plan participants would receive no benefit.  Europe Pension Plan participant Mr. Parnell would be entitled to receive “deferred benefits”, a reduced pension amount as compared to the benefits which he would have received if Mr. Parnell remained employed until the “normal retirement date” (as defined in the Pension Plan documents).

Other Employee Retirement Plans	No additional benefit beyond those to which the executive would be normally entitled under the Company’s 401(k) Plan and Nonqualified Plan following termination of employment.
Health, Life and Other Insurance Coverages
Upon attaining age 50 with 15 years of service, or age 55 with 10 years of service, all U.S. based employees are eligible to participate in the Company’s Retiree Medical Plan provided that the employee pays the associated premium (which is designed to cover the full cost of the plan).  No additional benefits are received beyond those to which the executive would be normally entitled under the terms of the respective medical and/or insurance plans.  Mr. Hendrix has a Split Dollar Insurance Policy as described in footnote 6 to the 2008 Summary Compensation Table.

Restrictive Covenants
Executive would be prohibited from competing with the Company, or soliciting its customers or employees, for a two year period following termination.  Mr. Parnell would be prohibited from competing with the Company for a six month period following termination of employment or from soliciting its customers or employees for a 12 month period following termination of employment.

Upon Termination Without “Cause”:

Payment, Benefit or Restrictive Covenant	Entitled to Receive
Base Salary	Executive would be entitled to receive his base salary in its then-current amount for two years, or, in the case of Mr. Parnell, 12 months.
Bonus
Executive would be entitled to receive bonus payments for two years as well as a prorated bonus for the year in which employment terminates, each calculated based on the average bonus (excluding special incentive plan bonuses) received by the executive during the two years prior to the effective termination date.  Mr. Parnell would be entitled to receive bonus payments equal to the amount of bonus he would have received had he remained employed for the remaining term.

Stock Options
Executive would immediately vest in all unvested options.  The options could be subsequently exercised over the period of time specified in the applicable stock option agreements (typically 12 to 24 months).

Restricted Stock	Executive would immediately vest in a percentage of all unvested restricted stock awards, as specified in the applicable restricted stock agreement(s).
Salary Continuation Plan/Europe Pension Plan
Salary Continuation Plan participant would remain eligible for participation in the plan as if he were to remain employed, and thus would receive full benefits at age 65 after completing at least 15 years of service, payable for the remainder of his life, or a reduced benefit beginning as early as age 55 (or, if elected, a reduced benefit for the remainder of his and any surviving spouse’s life).  Participant is prohibited from competing with the Company while receiving benefits.  Europe Pension Plan participant Mr. Parnell would be entitled to receive full pension benefits per the terms of the Pension Plan documents as if Mr. Parnell had remained employed until the “normal retirement date” of age 65.

Other Employee Retirement Plans
Executive would be entitled to an amount equal to the matching contribution he would have received under the Company’s 401(k) Plan for the two-year period following termination.  Mr. Parnell would be entitled to continue to participate for 12 months.

Health, Life and Other Insurance Coverages
Executive would be entitled to continue coverages for two years, or, in the case of Mr. Parnell, 12 months, with the Company paying the associated premium.  Thereafter, upon attaining age 50 with 15 years of service, or age 55 with 10 years of service, a U.S. based executives (like all other U.S based employees) would be eligible to participate in the Company’s Retiree Medical Plan provided that the executive pays the associated premium (which is designed to cover the full cost of the plan).

Restrictive Covenants
Executive would be prohibited from competing with the Company, or soliciting its customers or employees, for a two year period following termination.  Mr. Parnell would be prohibited from competing with the Company for a six month period following termination of employment or from soliciting its customers or employees for a 12 month period following termination of employment.

Upon Termination Following “Change in Control”(1):

Payment, Benefit or Restrictive Covenant	Entitled to Receive
Base Salary	Executive would be entitled to receive his base salary in its then-current amount for two years. Such amount would be paid in a lump sum within 30 days after separation from service.
Bonus
Executive would receive bonus payments for two years as well as a prorated bonus for the year in which employment terminates, each calculated based on the average bonus (including any special incentive plan bonuses) received by the executive during the two years prior to the effective termination date.  Such amount would be paid in a lump sum within 30 days after separation from service.

Stock Options
Executive would immediately vest in all unvested options.  The options could be subsequently exercised over the period of time specified in the applicable stock option agreements (typically 12 to 24 months).

Restricted Stock	Executive would immediately vest in all unvested restricted stock awards.
Salary Continuation Plan/Europe Pension Plan
Salary Continuation Plan participant would remain eligible for participation in the plan as if he were to remain employed, and thus would receive full benefits at age 65 after completing at least 15 years of service, payable for the remainder of his life, or a reduced benefit beginning as early as age 55 (or, if elected, a reduced benefit for the remainder of his and any surviving spouse’s life).  Participant would also receive the benefit of a cost of living adjustment calculated with reference to a specified consumer price index on each participant’s annual benefit amount (such adjustment accruing from the date of termination until such date that the participant begins to receive benefits, and not thereafter).  Participant is prohibited from competing with the Company while receiving benefits.

Other Employee Retirement Plans
Executive would be entitled to an amount equal to the matching contribution he would have received under the Company’s 401(k) Plan for the two-year period following termination.  Mr. Parnell would be entitled to continue to participate for 12 months.

Health, Life and Other Insurance Coverages
Executive will be entitled to continue coverages for two years with the Company paying the associated premium.  Thereafter, upon attaining age 50 with 15 years of service, or age 55 with 10 years of service, a U.S. based executives (like all other U.S. based employees) would be eligible to participate in the Company’s Retiree Medical Plan provided that the executive pays the associated premium (which is designed to cover the full cost of the plan).

Restrictive Covenants
Executive would be prohibited from competing with the Company, or soliciting its customers or employees, for a two year period following termination.  Mr. Parnell would be prohibited from competing with the Company for a six month period following termination of employment or from soliciting its customers or employees for a 12 month period following termination of employment.

(1)
Mr. Parnell is not party to a change in control agreement, and thus does not receive any materially different benefits and/or payments upon a “Change in Control” as compared to the Termination Without “Cause” scenario described above.

The following tables summarize the benefits payable to each of Named Executive Officers under his employment and (as applicable) change in control agreement in effect at December 26, 2008 (the last business day of the Company’s 2008 fiscal year).  The tables do not include amounts payable under employee benefit plans in which Company associates are eligible to participate on a non-discriminatory basis.  The amounts shown in the tables below assume that a Named Executive Officer’s employment terminated as of December 26, 2008, and that the fair market value of the Company’s common stock was $5.07 per share.

Daniel T. Hendrix

	Retirement or Resignation	Death/ Disability	Termination with Just Cause	Termination without Just Cause		Termination Following Change in Control(1)
	__________	_______	_________	________		__________

Compensation:	($)	($)	($)	($)		($)
Base salary	--	--	--	1,560,000		1,560,000
Bonus	--	--	--	2,283,863		3,530,854
Stock options	--	--	--	--		--
Restricted stock(2)	--	586,214	--	501,545		1,398,357

Benefits and Perquisites:
Salary continuation(3)	--	751,825 /1,028,785	--	--	(6)	--	(6)
Retirement plans(4)	--	--	--	13,800		13,800
Health, life and other insurance(5)	--	--	--	36,946		36,946
Excise tax gross-up	--	--	--	--		4,994,021	(7)

Patrick C. Lynch

	Retirement or Resignation	Death/ Disability	Termination with Just Cause	Termination without Just Cause	Termination Following Change in Control(1)
	__________	_______	_________	________	___________

Compensation:	($)	($)	($)	($)	($)
Base salary	--	--	--	689,000	689,000
Bonus	--	--	--	814,984	1,347,407
Stock options	--	--	--	--	--
Restricted stock(2)	--	169,728	--	129,168	540,802

Benefits and Perquisites:
Salary continuation	--	--	--	--	--
Retirement plans(4)	--	--	--	13,800	13,800
Health, life and other insurance(5)	--	--	--	30,974	30,974
Excise tax gross-up	--	--	--	--	852,489

John R. Wells

	Retirement or Resignation	Death/Disability	Termination with Just Cause	Termination without Just Cause		Termination Following Change in Control(1)
	__________	___________	____________	___________		___________

Compensation:	($)	($)	($)	($)		($)
Base salary	--	--	--	1,050,000		1,050,000
Bonus	--	--	--	1,378,222		2,221,692
Stock options	--	--	--	--		--
Restricted stock(2)	--	345,551	--	288,513		951,051

Benefits and Perquisites:
Salary continuation(3)	--	446,806/ 705,084	--	--	(6)	--	(6)
Retirement plans(4)	--	--	--	13,800		13,800
Health, life and other insurance(5)	--	--	--	36,732		36,372
Excise tax gross-up	--	--	--	--		2,985,669	(7)

Lindsey K. Parnell

	Retirement or Resignation	Death	Disability	Termination with Just Cause	Termination without Just Cause or Following Change in Control(8)
	__________	___________	__________	_________	_________

Compensation:	($)	($)	($)	($)	($)
Base salary	--	--	--	--	282,596
Bonus	--	--	--	--	--
Stock options	--	--	--	--	--
Restricted stock(2)	--	138,629	138,629	--	95,534

Benefits and Perquisites:
Salary continuation	--	--	--	--	--
Retirement plans(4)	17,446	518,616/36,735	34,574	17,446	34,574
Health, life and other insurance(5)	--	--	--	--	10,904
Excise tax gross-up	--	--	--	--	--

Raymond S. Willoch

	Retirement or Resignation	Death/Disability	Termination with Just Cause	Termination without Just Cause		Termination Following Change in Control(1)
	__________	___________	____________	___________		___________

Compensation:	($)	($)	($)	($)		($)
Base salary	--	--	--	744,500		744,500
Bonus	--	--	--	921,611		1,519,888
Stock options	--	--	--	--		--
Restricted stock(2)	--	250,818	--	210,258		633,780

Benefits and Perquisites:
Salary continuation(3)	--	321,943 / 445,553	--	--	(6)	--	(6)
Retirement plans(4)	--	--	--	13,800		13,800
Health, life and other insurance(5)	--	--	--	32,048		32,048
Excise tax gross-up	--	--	--	--		2,223,264	(7)

(1)
Unlike a number of publicly-traded companies, the Company does not utilize a “single trigger” concept for severance payments in its Employment and Change in Control Agreements.  The “Change in Control” (as defined in the applicable agreements) does not, by itself, provide the Named Executive Officer with any right to resign and receive a severance benefit.  Instead, for severance benefits to be payable, there must be a “second trigger” of either (i) an “Involuntary Separation from Service” or (ii) a “Separation from Service for Good Reason” (essentially, resignation in the face of negative changes in executive’s employment relationship with the Company) that occurs within 24 months after the date of a Change in Control.  The amounts included in this column thus assume that both a “Change in Control” and a subsequent termination (as described immediately above) occurred as of December 26, 2008.  If a related termination did not in fact occur, no severance payments would be payable.  The amounts in this column for Base Salary and Bonus would be paid in a lump sum within 30 days.

(2)	These amounts assume each Named Executive Officer sold all newly vested shares of restricted stock immediately upon termination of employment.

(3)
The amounts included in the “Death/Disability” column represent the annual payments to which Messrs. Hendrix, Wells and Willoch would be entitled under the Salary Continuation Plan following their death or disability as of December 26, 2008.  The annual benefit amount following a participant’s death would be paid for 10 years, after which time it would permanently cease.  In the event of a participant’s disability, the annual benefit amount would continue for as long as the participant continued to suffer the qualifying disability, up to age 65, at which point a reduced annual benefit would be payable ($902,190, $536,167 and $386,320 for Messrs. Hendrix, Wells and Willoch, respectively, assuming no election of the extended spousal life benefit described above).

(4)
The amounts noted for Messrs. Hendrix, Lynch, Wells and Willoch represent contributions required to be made by the Company on behalf of each executive following termination, and assume each executive maintained the maximum level of contribution to the 401(k) Plan.  The amounts contained in Mr. Parnell’s table above reflect the annual payments to which he would be entitled under the terms of the Europe Pension Plan, except in the case of death where his spouse would receive a lump sum payment of $518,616 plus annual payments of $36,735 for the remainder of her life.  The amounts shown for Mr. Parnell’s retirement, resignation and termination with cause assume that Mr. Parnell elects to begin receiving benefits immediately upon termination in those respective events.

(5)
These amounts represent premiums paid by the Company on behalf of each Named Executive Officer following termination, and assume each Named Executive Officer chose to maintain his current coverages under the various medical and/or insurance plans in which he was a participant.

(6)
If a Salary Continuation Plan participant was terminated on December 26, 2008 without cause or following a “Change in Control”, he would not be entitled to any accelerated vesting and/or immediate payment of Plan benefits.  Instead, the participant would remain eligible for participation in the plan as if he remained employed, and thus would receive full benefits at age 65 after completing at least 15 years of service, or a reduced benefit beginning as early as age 55.  The benefits are payable for the remainder of his life, or, if elected, a reduced benefit is payable for the remainder of his and any surviving spouse’s life.  However, the excise tax calculations performed pursuant to Sections 4999 and 280G of the Internal Revenue Code require, for purposes of the presentation for a termination following a Change in Control and the resulting excise tax “gross-up” set forth herein for each executive, that the full lifetime benefit amount ultimately payable to each Plan participant (reduced to a net present value) be included.  The aggregate actuarial lifetime benefit amounts payable, reduced to a present value and assuming Plan benefits are paid beginning at age 62, are $6,982,222, $3,520,050 and $2,733,803 for Messrs. Hendrix, Wells and Willoch, respectively.

Each Plan participant would, however, in the case of a termination following a Change in Control, receive the benefit of a cost of living adjustment calculated with reference to a specified consumer price index on each participant’s annual Plan benefit amount (such adjustment accruing from the date of termination until such date that the participant actually begins to receive benefits, and not thereafter).  The aggregate actuarial lifetime value of the cost of living adjustment, reduced to a present value and assuming Plan benefits are paid beginning at age 55, are $157,401, $594,795 and $288,357 for Messrs. Hendrix, Wells and Willoch, respectively.

(7)
As discussed in Footnote 6, these amounts are calculated assuming (as applicable) the inclusion of the full lifetime benefit amount ultimately payable to each Salary Continuation Plan participant (reduced to a net present value) in connection with a termination following a Change in Control.  To the extent that the cost of living adjustment amounts referenced in Footnote 6, rather than the full lifetime benefit amounts, were instead included in the 280G excise tax calculations, no excise tax “gross-up” benefits would be payable to Messrs. Hendrix, Wells or Willoch in connection with a termination following a Change in Control.  The excise tax “gross-up” amounts presented further assume that none of the payments in the event of a termination following a Change in Control would be categorized as “reasonable compensation” (such as, for example, payments associated with non-compete and other restrictive covenants) for purposes of the Section 280G excise tax calculation.  The Company believes that a substantial amount of the payments could be deemed “reasonable compensation” for purposes of Section 280G, which could substantially reduce the excise tax “gross-up” payable hereunder.

(8)
Mr. Parnell is not party to a Change in Control Agreement, and thus does not receive any materially different benefits and/or payments upon a termination in connection with a “Change in Control” as compared to those in a termination without cause scenario.

APPROVAL OF THE EXECUTIVE BONUS PLAN
(ITEM 2)

On February 25, 2009, the Board of Directors unanimously approved and adopted, subject to shareholders’ approval, an amended and restated Executive Bonus Plan (the “Plan”).  The purposes of the Plan are to support the Company’s ongoing efforts to attract, retain and develop exceptional executive talent and to enable the Company to provide incentives directly linked to the Company’s objectives.  The amended and restated Plan is substantially similar to the existing Executive Bonus Plan which was approved by the shareholders in 2004.  (The new Plan will replace the existing Executive Bonus Plan.)  The Company’s shareholders are being asked to approve the Plan solely for the purpose of ensuring that bonuses paid to the Company’s chief executive officer and its four other most highly compensated executive officers (potential “Section 162(m) Officers”) are fully deductible for tax purposes by the Company without regard to the limitations of Section 162(m) of the Internal Revenue Code.  The full text of the Plan is set forth in Appendix A to this Proxy Statement.

The Plan will be administered by the Compensation Committee of the Board of Directors, which has full discretionary authority in all matters relating to the discharge of its responsibilities and the exercise of its authority under the Plan.  All decisions of the Compensation Committee and its actions with respect to the Plan will be final, binding and conclusive.

The Plan applies to executive officers of the Company.  As of April 8, 2009, the Company had six executive officers.  The Compensation Committee will determine which of the Company’s executive officers will participate in the Plan for each performance period.  The Compensation Committee specifically identifies any participants who it determines are Section 162(m) Officers with respect to each performance period.  For fiscal year 2009, Messrs. Hendrix, Lynch, Wells and Willoch have been designated as Section 162(m) Officers.

The Compensation Committee will establish the commencement date and end date for each “performance period” during which corresponding performance objectives must be met.  The Compensation Committee will grant awards under the Plan for each performance period at such time as it deems appropriate; provided, that, awards to Section 162(m) Officers are made no later than 90 days after the first day of each performance period.  Potential bonuses payable under the Plan will be tied to the attainment of specified performance objectives, are not related to past performance, and are stated as a percentage of each participant’s base salary.  Performance objectives may relate to attainment by the Company or a subsidiary or business unit of specified levels or increases in any or all of the following:  operating income, cash flow, reduction of off-quality and waste, return on equity, earnings per share, total earnings, return on capital, return on assets, earnings before interest and taxes, gross margin, economic value added, sales, the fair market value of the Company’s common stock, improvement in fixed charge coverage ratio, debt reduction and/or cash accumulation, or measurable financial criteria associated with credit facility, bond indenture or other covenants.  In addition, as to participants who are not Section 162(m) Officers, the Committee may establish other performance objectives, including goals relating to individual performance and non-financial objectives.

The Compensation Committee will determine the extent to which the performance objectives for the corresponding performance period have been attained and determine the actual bonus amount payable to each participant in accordance with the awards established for the performance period.  The Compensation Committee may not increase the amount of a Section 162(m) Officer’s bonus for any reason.  Subject to the foregoing, the Compensation Committee will have the authority, in its sole discretion, to adjust the bonus payable to any participant based on individual or Company performance factors during the performance period that the Compensation Committee deems relevant.  The maximum potential bonus amount payable under the Plan to any participant with respect to any fiscal year will be $1,850,000.

The Board of Directors has approved the Plan, and has recommended that it be submitted to the shareholders at the annual meeting for their approval.  The Board of Directors may terminate the Plan at any time and may, from time to time, amend the terms of the Plan; provided, however, that no such amendment shall adversely affect any right of a participant with respect to any award previously made, and provided further that no amendment that requires shareholder approval for the Plan to continue to comply with Section 162(m) shall be effective absent shareholder approval.  To the extent required under Section 162(m) of the Internal Revenue Code, the Plan will again be submitted to shareholders for approval after five years.  The Board of Directors believes that the approval of the Plan is in the Company’s and shareholders’ best interests.

Because benefits under the Plan will depend on the discretion of the Compensation Committee, it is not possible to determine the total benefits that will be received if the Plan is approved by shareholders.  For reference, bonus compensation for fiscal years 2006-2008 received by or allocated to the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company under the existing 2004 plan is included in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” in this Proxy Statement.

Vote Required and Recommendation of Board

Under the Company’s Bylaws, adoption of the Plan is approved if the affirmative votes cast by the Company’s outstanding shares entitled to vote and represented (in person or by proxy) at the meeting exceed the negative votes.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL, AND THE PROXY SUBMITTED BY TELEPHONE OR INTERNET OR PROXY CARD WILL BE VOTED IN THAT MANNER UNLESS THE SHAREHOLDER SUBMITTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY (OR ABSTANS).

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(ITEM 3)

Information Concerning the Company’s Accountants

BDO Seidman, LLP (“BDO Seidman”) acted as the Company’s independent auditor during the past fiscal year.  The Audit Committee has again appointed BDO Seidman to act as the independent auditor of the Company for fiscal year 2009.  The Board of Directors will present to the annual meeting a proposal that such appointment be ratified.  Should the shareholders fail to ratify the appointment, the Audit Committee will reconsider its selection, but may continue the engagement.  Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time.  BDO Seidman has no financial interest, direct or indirect, in the Company or any subsidiary.

A representative of BDO Seidman is expected to be present at the annual meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

Audit and Non-Audit Fees

The following table shows the fees for professional audit and other services provided by BDO Seidman to the Company for fiscal years 2008 and 2007.

	2008	2007
Audit Fees(1)	$1,798,000	$1,764,000
Audit-Related Fees(2)	22,000	18,000
Tax Fees(3)	232,000	222,000
All Other Fees(4)	--	--
Total	$2,052,000	$2,004,000
_________________

(1)
“Audit Fees” consist of fees billed or accrued for professional services rendered for the audit of the Company’s annual financial statements, audit of the Company’s internal control over financial reporting, review of the interim financial statements included in quarterly reports, and services that are normally provided by BDO Seidman in connection with statutory and regulatory filings.

(2)	“Audit-Related Fees” consist of fees billed or accrued primarily for employee benefit plan audits and other attestation services.
(3)	“Tax Fees” consist of fees billed or accrued for professional services rendered for tax compliance, tax advice and tax planning, both domestic and international.
(4)
“All Other Fees” consist of fees billed or accrued for those services not captured in the audit, audit-related and tax categories.  The Company generally does not request such services from the independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with the Securities and Exchange Commission policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent auditors.  In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent auditors.

These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for and detailed as to the particular services or category of services and is generally subject to a specific budget.  None of the services rendered by the independent auditors under the categories “Audit-Related Fees”, “Tax Fees” and “All Other Fees” described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the Commission.

Vote Required and Recommendation of the Board

Under the Company’s Bylaws, the proposal to ratify the appointment of BDO Seidman to act as the Company’s independent auditors for fiscal year 2009 is approved if the affirmative votes cast by the Company’s outstanding shares of Common Stock entitled to vote and represented (in person or by proxy) at the meeting exceed the negative votes.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL, AND THE PROXY SUBMITTED BY TELEPHONE OR INTERNET OR PROXY CARD WILL BE VOTED IN THIS MANNER UNLESS THE SHAREHOLDER SUBMITTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY (OR ABSTAINS).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the Nasdaq Stock Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during fiscal 2008 all filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were met except that (1) Ray C. Anderson, Chairman of the Company, filed a Form 4 one business day late with respect to the exercise of 13,000 stock options; (2) Thomas R. Oliver, a Director of the Company, filed a late Form 4 with respect to the amendment of, and exercise of, 40,000 stock options; (3) Dianne Dillon-Ridgley, a Director of the Company, filed a late Form 4 with respect to the purchase of 103 shares by her son who resides in her household; (4) Robert A. Coombs, a Senior Vice President of the Company, filed a late Form 5 with respect to entering into a zero-cost collar arrangement for 15,000 shares on November 10, 2007; (5) James B. Miller, Jr., a Director of the Company, filed a late Form 5 with respect to a gift of 2,475 shares to his grandson who resided in his household; and (6) Daniel T. Hendrix, the President and Chief Executive Officer and a Director of the Company, filed a late Form 5 with respect to the conversion of 47,708 shares from Class A Common Stock to Class B Common Stock.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board of Directors.  (A copy of the Audit Committee Charter may be viewed on the Company’s website, www.interfaceglobal.com/Investor-Relations/Corporate-Governance/Audit-Committee-Charter.aspx.)  The Company’s management is responsible for its internal accounting controls and the financial reporting process. The Company’s independent accountants, BDO Seidman, are responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States.  The independent accountants also are responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles, on management’s assessment of the Company’s internal control over financial reporting, and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and BDO Seidman. In addition, the Audit Committee has discussed with BDO Seidman the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committee,” as currently in effect. In addition, the Audit Committee has received the written disclosures from BDO Seidman required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with the independent accountants their independence. The Audit Committee has also considered whether the provision of any services discussed above in Item 3 under the caption “Ratification of Appointment of Independent Auditors – Audit and Non-Audit Fees” by BDO Seidman is compatible with maintaining BDO Seidman’s independence.

The Board of Directors, in its business judgment, has determined that all three members of the Audit Committee are “independent,” as required by applicable listing standards of the Nasdaq Stock Market as currently in effect. Although the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting (including in respect of auditor independence), the Board of Directors determined that each member does qualify as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K.  Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and BDO Seidman. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has followed appropriate accounting and financial reporting principles or maintained appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are “independent.”

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2008 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Carl I. Gable (Chair)
Edward C. Callaway
James B. Miller, Jr.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company’s 2010 annual meeting must be received by the Company no later than December 9, 2009, in order to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy for that meeting.  In addition, in accordance with Article II, Section 9, of the Bylaws of the Company, proposals of shareholders intended to be presented at the Company’s 2010 annual meeting must be presented to the Board of Directors by no later than 90 days prior to that annual meeting, with such deadline for presentation of proposals estimated to be February 19, 2010.

COMMUNICATING WITH THE BOARD

Shareholders wishing to communicate with the Board of Directors may send communications via U.S. mail to the following address:

Chairman of the Board
Interface, Inc.
2859 Paces Ferry Road
Suite 2000
Atlanta, GA 30339

From time to time, the Board may change the process by which shareholders may communicate with the Board or its members. The Company’s website, www.interfaceglobal.com, will reflect any changes to the process.

Attendance of Board members at annual meetings is left to the discretion of each individual Board member.  Three Board members attended the 2008 annual meeting (either in person or by telephone).

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.  The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold shares as the registered holder.  You can notify us by sending a written request to Interface, Inc., Attn:  Secretary, 2859 Paces Ferry Road, Suite 2000, Atlanta, Georgia 30339.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

The Company knows of no matters other than those stated above that are to be brought before the meeting. However, if any other matter should be properly presented for consideration and voting, it is the intention of the persons named as proxies in the enclosed Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

By order of the Board of Directors

/s/ RAYMOND S. WILLOCH
RAYMOND S. WILLOCH
Secretary
April 8, 2009

Appendix A

INTERFACE, INC.
EXECUTIVE BONUS PLAN

1. PURPOSE.

              The purpose of the Interface, Inc. Executive Bonus Plan is to provide bonus compensation opportunities which support the Company’s on-going efforts to attract, retain and develop exceptional executive talent and which provide incentives directly linked to the Company’s business objectives. The Plan is intended to meet the requirements for "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended.

2. DEFINITIONS.

The following capitalized terms, as used herein, shall have the following meanings:

(a) "Annual Base Salary" shall mean: (i) with respect to any Participant other than a Section 162(m) Officer, the base salary paid to such Participant during any Performance Period (up to a maximum of one year’s base salary paid); and (ii) with respect to any Section 162(m) Officer, the annual rate of base salary of such Section 162(m) Officer in effect on the first day of any Performance Period.

(b) "Award" shall mean an incentive compensation award, granted pursuant to the Plan, which is contingent upon the attainment of Performance Goals with respect to a Performance Period.

(c) "Board" shall mean the Board of Directors of Interface.

(d) "Change in Control" shall mean the occurrence of an event described in Section 5(d) hereof.

(e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

(f) "Committee" shall mean a committee of the Board as described in Section 3 hereof.

(g) "Company" shall mean, collectively, Interface and its direct and indirect subsidiaries.

(h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(i) "Interface" shall mean Interface, Inc., a Georgia corporation.

(j) "Participant" shall mean an executive officer of the Company who is, pursuant to Section 4 of the Plan, selected to participate in the Plan.

(k) "Performance Goal" shall mean the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of the Participant's receipt of payment with respect to an Award.  Performance Goals may relate to attainment by the Company or a subsidiary or business unit of specified levels or increases in any or all of the following: (i) operating income; (ii) cash flow, (iii) reduction of off-quality and waste; (iv) return on equity; (v) earnings per share; (vi) total earnings; (viii) return on capital; (ix) return on assets; (x) earnings before interest and taxes; (xi) gross margin; (xii) economic value added; (xiii) sales; (xiv) the fair market value of Interface’s common stock; (xv) improvement in fixed charge coverage ratio; (xvi) debt reduction and/or cash accumulation; or (xvii) measurable financial criteria associated with credit facility, bond indenture or other covenants.  In addition, with respect to Participants who are not Section 162(m) Officers, the Committee may establish other Performance Goals, including goals relating to individual performances and non-financial objectives.

 (l) "Performance Period" shall mean the Company's fiscal year or such other time period determined by the Committee during which Performance Goals are to be met.

(m) "Plan" shall mean the Interface, Inc. Executive Bonus Plan.

(n) "Section 162(m) Officer" shall mean an officer of the Company who, in the Committee's determination made at the time of any Award, is or may become a "covered employee" as defined in Section 162(m) of the Code and the regulations thereunder.

3. ADMINISTRATION.

(a) GENERAL. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to the express provisions of the Plan, to administer the Plan and to exercise all the powers and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation: the authority to grant Awards; to determine the persons to whom, and the time or times at which, Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Goals, relating to any Award; to determine the commencement date and end date for each Performance Period; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, or surrendered; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules, regulations and procedures relating to the Plan; to determine the terms and provisions of Awards; and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

(b) MEMBERS. The Committee shall consist of two or more members of the Board, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

(c) LIABILITY. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4. ELIGIBILITY.

The Committee shall select which executive officers of the Company are to participate in the Plan for a Performance Period. In selecting the officers of the Company who are eligible to participate in the Plan and in establishing the terms of Awards granted to such Participants, the Committee may accept such recommendations of the senior management of the Company as it deems appropriate.  The Committee shall specifically identify any Participants who it determines are Section 162(m) Officers with respect to each fiscal year.

5. TERMS OF AWARDS.

(a) IN GENERAL. The Committee shall grant awards under the Plan for each Performance Period at such time or times as it deems appropriate; provided, Awards to Section 162(m) Officers shall be made not later than 90 days after the first day of each Performance Period. Awards shall be expressed as a percentage of a Participant's Annual Base Salary. The Committee shall specify the Performance Goals applicable to each Award, as well as the percentage of the Award assigned to each Performance Goal. The terms of an Award may contain a range of target levels so that a Participant who fails to achieve the maximum target level for a Performance Goal may still earn a portion of the potential bonus related to such Performance Goal. The terms of an Award to a Section 162(m) Officer must state an objective formula or standard for determining the amount of compensation payable to the Participant. The maximum amount of compensation that may be paid to any Participant with respect to any fiscal year under any and all Awards is $1,850,000. Unless otherwise provided by the Committee in connection with the termination of employment of a Participant due to death or disability prior to the last day of a Performance Period, or except as set forth in Section 5(d) hereof, payment in respect of Awards to a Section 162(m) Officer shall be made only if and to the extent the Performance Goals with respect to such Performance Period are attained and the Participant is employed by the Company on the last day of the Performance Period. Awards granted pursuant to the Plan shall be evidenced in the minutes of the Committee or in such other written form as the Committee shall determine appropriate.

(b) CERTIFICATION OF PERFORMANCE CRITERIA. After the end of each Performance Period, the Committee shall determine the extent to which the Performance Criteria have been achieved for that Performance Period and shall approve the compensation to be paid to each Participant. The Committee in its sole discretion (but subject to any contractual rights of the executive) may reduce, but not increase, the amount of compensation that otherwise would be payable under the Plan to a Section 162(m) Officer if the Committee determines such reduction to be appropriate based on personal, corporate or other factors that the Committee deems appropriate. With respect to Participants other than Section 162(m) Officers, the Committee may take into account such factors (including, without limitation, individual job performance, the effect of unanticipated events on the Company's financial performance or other subjective criteria) as it deems appropriate in determining the degree to which the Performance Criteria have been satisfied (or were reasonable under the circumstances) and in determining the amount of compensation payable to any such Participant.

(c) TIME AND FORM OF PAYMENT. Unless otherwise determined by the Committee, all payments in respect of Awards granted under this Plan shall be made in cash within a reasonable period after the end of the Performance Period, subject to deferral as provided by the Committee or under any applicable deferred compensation plan of the Company.

(d) CHANGE IN CONTROL. Notwithstanding any other provision of the Plan to the contrary, if, while any Awards remain outstanding under the Plan, a "Change in Control" of Interface shall occur, the Performance Period(s) outstanding at the time of such Change in Control shall be deemed to have been completed, the maximum level of performance set forth under the respective Performance Goals shall be deemed to have been attained and a pro rata portion (based on the number of full and partial months that have elapsed with respect to such Performance Period) of each outstanding Award granted to each Participant for the outstanding Performance Period shall become immediately payable in cash to each Participant.  For purposes of this Section 5(d), a Change in Control of Interface shall occur upon the happening of the earliest to occur of the following:

(i) During such period as the holders of Interface's Class B common stock are entitled to elect a majority of Interface's Board, the Permitted Holders (as defined below) shall at any time fail to be the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the majority of the issued and outstanding shares of the Class B common stock;

(ii) At any time during which the holders of Interface's Class B common stock have ceased to be entitled to elect a majority of Interface's Board, the acquisition by any "person," entity, or "group" of "beneficial ownership" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and rules promulgated thereunder) of more than 30 percent of the outstanding capital stock entitled to vote for the election of directors ("Voting Stock") of (A) Interface, or (B) any corporation which is the surviving or resulting corporation, or the transferee corporation, in a transaction described in clause (iii)(A) or (iii)(B) immediately below;

(iii) The effective time of (A) a merger, consolidation or other business combination of Interface with one or more corporations as a result of which the holders of the outstanding Voting Stock of Interface immediately prior to such merger or consolidation hold less than 51 percent of the Voting Stock of the surviving or resulting corporation, or (B) a transfer of all or substantially all of the property or assets of the Company other than to an entity of which Interface owns at least 51 percent of the Voting Stock, or (C) a plan of complete liquidation of Interface; and

(iv) The election to the Board, without the recommendation or approval of Ray C. Anderson if he is then serving on the Board, or, if he is not then serving, of the incumbent Board, of the lesser of (A) four directors, or (B) directors constituting a majority of the number of directors of Interface then in office.

As used herein, "PERMITTED HOLDERS" shall mean any of (1) Ray C. Anderson, Daniel T. Hendrix, John R. Wells, Raymond S. Willoch, Robert A. Coombs, Patrick C. Lynch, Carl I. Gable, Lindsey K. Parnell and J. Smith Lanier, II, provided that, for purposes of this definition, the reference to each such individual shall be deemed to include the members of such individual's immediate family, such individual's estate, and any trusts created by such individual for the benefit of members of such individual's immediate family.

6. GENERAL PROVISIONS.

(a) NONTRANSFERABILITY. Awards shall not be transferable by a Participant except by will or the laws of descent and distribution.

(b) NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in any Award or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

(c) WITHHOLDING TAXES. The Company shall have the right to withhold the amount of any taxes that the Company may be required to withhold before delivery of payment of an Award to the Participant or other person entitled to such payment, or to make such other arrangements for the withholding of taxes that the Company deems satisfactory.

(d) AMENDMENT, TERMINATION AND DURATION OF THE PLAN. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment that requires shareholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan. To the extent then required under Section 162(m) of the Code, the Plan shall again be submitted to the shareholders of the Company for approval no later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders first approve the Plan.

(e) PARTICIPANT RIGHTS. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

(f) GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Georgia without giving effect to the conflict of laws principles thereof.

(g) EFFECTIVE DATE. The Plan shall take effect upon its adoption by the Board; provided, however, that the Plan shall be subject to the requisite approval of the shareholders of the Company to the extent required under Section 162(m) of the Code.

(h) BENEFICIARY. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the Participant's estate shall be deemed to be the Participant's beneficiary.

(i) INTERPRETATION. The Plan is designed and intended to comply, to the extent applicable, with the requirements for qualified performance-based compensation under Section 162(m) of the Code, and all applicable provisions hereof shall be construed in a manner to so comply. The Plan is also intended to comply, to the extent applicable, with the requirements of Section 409A of the Code, and all applicable provisions hereof shall be construed in a manner to so comply.

Interface®

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 21, 2009.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/itfc**
- Follow the steps outlined on the secured website.

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- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card   CLASS A COMMON STOCK

123456   C0123456789   12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - Dianne Dillon-Ridgley	☐	☐
02 - June M. Henton	☐	☐
03 - Christopher G. Kennedy	☐	☐
04 - K. David Kohler	☐	☐
05 - Thomas R. Oliver	☐	☐

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Proposal	For	Against	Abstain
2. Proposal to approve the Interface, Inc. Executive Bonus Plan.	☐	☐	☐
3. Ratification of the appointment of BDO Seidman, LLP as independent auditors for 2009.	☐	☐	☐

4. In accordance with their best judgment, with respect to any other matters that may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy. Please sign and date this Proxy exactly as name appears. NOTE: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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<STOCK#>   010CJD

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Interface®

Proxy — Interface, Inc.

CLASS A COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Ray C. Anderson and Daniel T. Hendrix, or either of them, with the power of substitution to each, the proxies of the undersigned to vote the Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of Interface, Inc. to be held on May 21, 2009, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSALS 1, 2 AND 3, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACES PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Interface®

C123456789

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MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 21, 2009.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/itfc**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card   CLASS B COMMON STOCK

123456   C0123456789   12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Ray C. Anderson	☐	☐	02 - Edward C. Callaway	☐	☐	03 - Carl I. Gable	☐	☐
04 - Daniel T. Hendrix	☐	☐	05 - James B. Miller, Jr.	☐	☐	06 - Harold M. Paisner	☐	☐

Proposal	For	Against	Abstain
2. Proposal to approve the Interface, Inc. Executive Bonus Plan.	☐	☐	☐
3. Ratification of the appointment of BDO Seidman, LLP as independent auditors for 2009.	☐	☐	☐

4. In accordance with their best judgment, with respect to any other matters that may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy. Please sign and date this Proxy exactly as name appears. NOTE: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

6 2 A V 0 2 1 0 0 5 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 010CMD

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET <u>OR</u> TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Interface®

Proxy — Interface, Inc.

CLASS B COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Ray C. Anderson and Daniel T. Hendrix, or either of them, with the power of substitution to each, the proxies of the undersigned to vote the Class B Common Stock of the undersigned at the Annual Meeting of Shareholders of Interface, Inc. to be held on May 21, 2009, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSALS 1, 2 AND 3, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACES PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.